UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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KCAP Financial, Inc.

(Name of Registrant as Specified in Its Charter)

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KCAP Financial, Inc.
295 Madison Avenue, 6th Floor
New York, New York 10017

March 23, 2017

Dear Shareholder:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of KCAP Financial, Inc. to be held on Thursday, May 4, 2017 at 9:30 a.m., local time, at the office of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. Your vote is important.

Sincerely yours,

Dayl W. Pearson
President and Chief Executive Officer

Annual Meeting of Shareholders
New York, New York
May 4, 2017

Meeting begins at 9:30 a.m. • Doors open at 9:00 a.m.
KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017

Principal executive offices of KCAP Financial, Inc.:
295 Madison Avenue, 6th Floor, New York, New York 10017
(212) 455-8300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of KCAP Financial, Inc.:

Notice is hereby given that the 2017 Annual Meeting of Shareholders of KCAP Financial, Inc. (“we,” “KCAP Financial” or the “Company”) will be held at the office of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017, on Thursday, May 4, 2017 at 9:30 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

1.	To elect as directors two director nominees identified in the proxy statement, each for a term of three years;
2.	To approve the 2017 Equity Incentive Plan;
3.	To approve the 2017 Non-Employee Director Plan;
4.	To approve, in a non-binding vote, the compensation paid to the Company’s named executive officers;
5.	To recommend, in a non-binding vote, the frequency of an advisory vote to approve the compensation of the Company’s named executive officers;
6.	To ratify the selection of Ernst & Young LLP as the independent registered public accountant of the Company for the fiscal year ending December 31, 2017; and
7.	To transact such other business as may properly come before the meeting.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 4, 2017: The proxy statement and 2016 annual report are available at www.proxyvote.com.

On or about March 23, 2017, the Company will begin mailing a Notice of Internet Availability of KCAP Financial’s Proxy Materials to shareholders informing them that this proxy statement, the Annual Report on Form 10-K for the year ended December 31, 2016, and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

Shareholders of record at the close of business on March 9, 2017 are entitled to notice of and to vote at the 2017 Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Directors,

Edward U. Gilpin
Secretary

March 23, 2017

i

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone. Please see the proxy statement and the enclosed proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed proxy, or to vote electronically through the Internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of an additional proxy solicitation. Voting your shares by the enclosed proxy, or electronically, does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and we request that you indicate your plans in this respect in the space provided on the enclosed form of proxy or as prompted if you vote electronically.

KCAP FINANCIAL, INC.
Notice of 2017 Annual Meeting of Shareholders,
Proxy Statement and Other Information

CONTENTS

Page
PROXY STATEMENT	1
VOTING SECURITIES	1
Voting Rights	1
Vote Required for Proposal 1: Election of Directors	2
Vote Required for Proposal 2: Proposal to Approve the 2017 Equity Incentive Plan	2
Vote Required for Proposal 3: Proposal to Approve the 2017 Non-Employee Director Plan	2
Vote Required for Proposal 4: Proposal to Approve, in a Non-Binding Vote, the Compensation Paid to the Company’s Named Executive Officers	3
Vote Required for Proposal 5: Proposal to Approve, in a Non-Binding Vote, the Frequency of an Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	3
Vote Required for Proposal 6: Ratification of Independent Registered Public Accounting Firm	3
Additional Solicitation	4
PROPOSAL 1: ELECTION OF DIRECTORS	4
Continuing Directors	4
DIRECTOR AND EXECUTIVE OFFICER BACKGROUND INFORMATION	5
Independent Directors	5
Non-Independent Directors	7
Executive Officers Who Are Not Directors	8
CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INFORMATION	8
Nominating and Corporate Governance Committee	10
Valuation Committee	11
Compensation Committee	11
Audit Committee	11
AUDIT COMMITTEE REPORT	12
Code of Ethics	13
EXECUTIVE COMPENSATION	14
Compensation Committee Report	14
Compensation Discussion and Analysis	14
Summary Compensation Table	20
2016 All Other Compensation Table	21
Grants of Plan-Based Awards in Fiscal Year 2016	21
Employment Agreements	21
Outstanding Equity Awards at 2016 Fiscal Year-End	22
Option Exercises and Stock Vested in Fiscal Year 2016	22
Pension Benefits	23
Nonqualified Deferred Compensation	23

KCAP FINANCIAL, INC.
295 Madison Avenue, 6th Floor
New York, New York
(212) 455-8300

PROXY STATEMENT

The enclosed proxy, for use at the 2017 Annual Meeting of Shareholders (the “Meeting”) to be held at the office of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017, on Thursday, May 4, 2017 at 9:30 a.m., local time, and any adjournments or postponements thereof, is being solicited on behalf of the Board of Directors (the “Board”) of the Company. As used in this proxy statement, the terms “we,” “us,” “our,” “Company” or “KCAP Financial” refer to KCAP Financial, Inc.

A shareholder may also choose to vote electronically by accessing the Internet site stated on the form of proxy or by using the toll-free telephone number stated on the form of proxy. Without affecting any vote previously taken, the proxy may be revoked by the shareholder by giving notice of revocation to KCAP Financial in writing, by accessing the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or at the meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated proxy, by submitting a later-dated electronic vote through the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or by voting at the meeting. All properly executed proxies received by the Board and all properly authenticated electronic votes recorded through the Internet or by telephone will be voted as directed by the shareholder. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election as directors of the nominees listed below under “Proposal 1: Election of Directors”; “FOR” the approval of the 2017 Equity Incentive Plan; “FOR” the approval of the 2017 Non-Employee Director Plan; “FOR” the proposal to approve, in a non-binding vote, the compensation paid to the Company’s named executive officers; to recommend, in a non-binding vote, holding the advisory vote to approve the compensation of the Company’s named executive officers every year; and “FOR” the ratification of the selection of Ernst & Young LLP (“EY”) as the independent registered public accountant of the Company for the current year.

KCAP Financial will bear the expense of the solicitation of proxies for the Meeting. Solicitation of proxies may be made by mail, personal interview or telephone by officers, directors and other employees of the Company. The Company will also reimburse banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in forwarding proxy materials and obtaining voting instructions from their customers.

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

On or about March 23, 2017, the Company will begin mailing a Notice of Internet Availability of KCAP Financial’s Proxy Materials to shareholders informing them that this proxy statement, the Annual Report on Form 10-K for the year ended December 31, 2016, and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

VOTING SECURITIES

Voting Rights

The record date for the determination of shareholders entitled to notice of and to vote at the 2017 Annual Meeting of Shareholders was the close of business on March 9, 2017 (the “Record Date”). On the Record Date, there were 37,217,968 shares of common stock, par value $0.01 per share, the Company’s only voting securities, outstanding and entitled to vote at the Meeting. Each share of the Company’s common stock is entitled to one vote. Under the Company’s bylaws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the

Meeting. Shares of common stock represented in person or by proxy, including shares present at the Meeting and voting for certain routine discretionary matters but for which the nominee or broker had received no authority to vote on non-discretionary matters (“broker non-votes”) and shares which abstain or do not otherwise vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present.

Vote Required for Proposal 1: Election of Directors

The affirmative vote of the holders of a plurality of votes cast by the shareholders entitled to vote at the Meeting is required for the election of directors. Abstentions and broker non-votes, if any, will not be included in vote totals and will not affect the outcome of the voting on the election of directors. According to applicable broker rules, brokers will not have discretionary authority to vote on this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote.

The Nominating and Corporate Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board of Directors. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote.

Thereafter, the Board of Directors will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board of Directors’ action regarding whether to accept the resignation offer.

However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them.

If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Vote Required for Proposal 2: Proposal to Approve the 2017 Equity Incentive Plan

The affirmative vote of the holders of a majority of the shares of common stock represented at the Meeting in person or by proxy is necessary to approve the 2017 Equity Incentive Plan. Under applicable law and the Company’s bylaws, abstentions are counted as present at the Meeting and, accordingly, will have the same effect as a “no” vote. Brokers will not have discretionary authority to vote on this proposal and, therefore, broker non-votes will not be included in vote totals and will not affect the outcome of the vote on this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

Vote Required for Proposal 3: Proposal to Approve the 2017 Non-Employee Director Plan

The affirmative vote of the holders of a majority of the shares of common stock represented at the Meeting in person or by proxy is necessary to approve the 2017 Non-Employee Director Plan. Under applicable law and the Company’s bylaws, abstentions are counted as present at the Meeting and, accordingly, will have the same effect as a “no” vote. Brokers will not have discretionary authority to vote on this proposal and, therefore, broker non-votes will not be included in vote totals and will not affect the outcome of the vote on this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

Vote Required for Proposal 4: Proposal to Approve, in a Non-Binding Vote, the Compensation Paid to the Company’s Named Executive Officers

The affirmative vote of the holders of a majority of the shares of common stock represented at the Meeting in person or by proxy is required for the approval of the resolution in this proposal. Pursuant to applicable broker rules, brokers will not have discretionary authority to vote on this proposal and, therefore, will not be included in vote totals and will not affect the outcome of the vote on this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and will consider the outcome of the vote when making future compensation decisions. Abstentions will have the same effect as a “no” vote on the approval of the resolution in this proposal.

Vote Required for Proposal 5: Proposal to Approve, in a Non-Binding Vote, the Frequency of an Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. Brokers will not have discretionary authority to vote on this proposal and, therefore, broker non-votes will not be included in vote totals and will not affect the outcome of the vote on this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of holding the vote every year. As an advisory vote, this proposal is not binding upon the Company. However, the Board will consider the outcome of the vote when determining the frequency of holding the advisory vote to approve the compensation of the Company’s named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

Vote Required for Proposal 6: Ratification of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares of common stock represented at the Meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accountant for the current year. Pursuant to applicable broker rules, brokers will have discretionary authority to vote on this proposal, even absent instructions from the beneficial holders. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal. Abstentions will have the same effect as a “no” vote on this proposal.

The following table summarizes the voting requirements applicable to the proposals to be voted on at the Meeting:

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Election of Directors	Plurality of Votes Cast	No
Proposal 2: Approval of the 2017 Equity Incentive Plan	Majority of Votes Cast	No
Proposal 3: Approval of the 2017 Non-Employee Director Plan	Majority of Votes Cast	No
Proposal 4: Advisory Vote on Executive Compensation	Not Applicable (Advisory Vote Only)	No
Proposal 5: Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	Not Applicable (Advisory Vote Only)	No
Proposal 6: Ratification of Independent Registered Public Accounting Firm	Majority of the shares present in person or represented by proxy	Yes

Additional Solicitation

If there are not enough votes to approve any proposals at the Meeting, the shareholders who are represented may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought to permit the further solicitation of proxies. Abstentions and broker non-votes will not have any effect on the result of the vote for adjournment.

Also, a stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

PROPOSAL 1:

ELECTION OF DIRECTORS

The number of directors constituting our Board is presently set at seven directors. KCAP Financial has a classified Board currently consisting of three directors with terms expiring in 2019 (Class I), two directors with terms expiring in 2017 (Class II) and two directors with terms expiring in 2018 (Class III). At each annual meeting of shareholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring. This year, the two Class II director nominees will stand for election to a three-year term expiring at the 2020 Annual Meeting of Shareholders. The persons named in the enclosed proxy will vote to elect Albert G. Pastino and C. Michael Jacobi as directors unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his term as a director.

Set forth below are the name, age and principal occupation of each nominee for election as a Class II director and of each continuing member of the Board. Information with respect to their business experience, other publicly-held companies on which they serve as a director and the number of shares of the Company’s common stock beneficially owned by each of them appears later in this proxy statement.

Nominees for Election (Class II Directors)

Name	Age	Position
Independent Director(1)
Albert G. Pastino	74	Director
C. Michael Jacobi	75	Director

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE
ABOVE NOMINEES

Continuing Directors

The following directors will continue to serve after the Meeting:

Directors with Terms Expiring in 2018 (Class III Directors)

Name	Age	Position
Independent Director
Christopher Lacovara	52	Director
Non-Independent Director
Dayl W. Pearson(2)	62	Director; President and Chief Executive Officer

Directors with Terms Expiring in 2019 (Class I Directors)

Independent Director
C. Turney Stevens	66	Director
John A. Ward, III	70	Director
Non-Independent Director
Dean C. Kehler(3)	60	Director

(1)	In this proxy statement, the term “Independent Directors” refers to directors who are not “interested persons” of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).
(2)	Mr. Pearson is not an Independent Director because he is an officer of the Company.
(3)	Mr. Kehler is not an Independent Director because he was an employee of Trimaran Advisors, a wholly-owned portfolio company of the Company until February 28, 2015.

Executive Officers (expected to continue in office through 2017)

Name	Age	Position
Dayl W. Pearson	62	Director; President and Chief Executive Officer
Edward U. Gilpin	55	Chief Financial Officer, Treasurer and Secretary
R. Jon Corless	65	Chief Investment Officer
Daniel P. Gilligan	44	Interim Chief Compliance Officer, Vice President and Director of Portfolio Administration

DIRECTOR AND EXECUTIVE OFFICER BACKGROUND INFORMATION

The following is a summary of certain biographical information concerning our directors, director nominees and executive officers:

Independent Directors

Christopher Lacovara

Mr. Lacovara is the Chairman of the Board of KCAP Financial and the Chairman of the Valuation Committee of the Board. He also serves on the Company’s Investment Committee. Mr. Lacovara joined the Board in December 2006. Mr. Lacovara is a former co-managing partner of Kohlberg & Co., L.L.C. (“Kohlberg & Co.”), a leading middle market private equity firm, which he joined in 1988, and is a member of its Investment Committee. From 1987 to 1988, he was an Associate in the Mergers and Acquisitions Department at Lazard Freres & Company. Prior to that he was a Financial Analyst in the Corporate Finance Department of Goldman, Sachs & Co. Mr. Lacovara received a A.B. from Harvard College, an M.S. from the Columbia University School of Engineering and Applied Sciences, and a J.D. from the Columbia University School of Law. Mr. Lacovara has served on the boards of directors of more than 20 privately-held and publicly-listed companies. As a result of these and other professional experiences, Mr. Lacovara possesses particular knowledge and experience in corporate finance, corporate governance, strategic planning, business evaluation and oversight and financial analysis that strengthen the Board’s collective qualifications, skills and experience.

C. Turney Stevens

Mr. Stevens has served on KCAP Financial’s Board since December 2006, serves on the Valuation Committee and the Compensation Committee and serves as the Chair of the Nominating and Corporate Governance Committee of the Board. Mr. Stevens is a former Dean of the College of Business at Lipscomb University and continues as Dean Emeritus and Professor of Management at Lipscomb University. Mr. Stevens retired as Chairman and CEO of Harpeth Companies, LLC, a diversified financial services company that he founded and that is the parent company of Harpeth Capital, LLC and Harpeth Consulting, LLC. Prior to founding Harpeth in 1999, Mr. Stevens was a founder and Chairman of Printing Arts America, Inc. From 1986 to 1994, Mr. Stevens served in various capacities at Rodgers Capital Corporation, a middle market investment banking firm focused on mergers and acquisitions and private institutional equity transactions, including as President. In 1973, Mr. Stevens founded PlusMedia, Inc., a magazine publishing company that he later sold to a public company in 1982. Mr. Stevens began his career at Tennessee Securities, a Nashville investment banking firm, which was one of the region’s leaders in helping to capitalize early-stage and growth-stage companies. Mr. Stevens graduated from David Lipscomb University in 1972 and received an Executive M.B.A. degree from the Owen Graduate School of Management at Vanderbilt University in 1981. He is a 2007 graduate of the Directors’ College at the Anderson School of Management at UCLA and is

certified as a public company director by Institutional Shareholder Services. Mr. Stevens is a founder of the Hilton and Sallie Dean institute for Corporate Governance and Integrity, and in 2009, he was named as one of the world’s 100 Most Influential Leaders in Business Ethics. He is a Board fellow of the National Association of Corporate Directors. As a result of these and other professional experiences, Mr. Stevens possesses particular knowledge and experience in ethics and governance, financial services, business management and investment banking that strengthen the Board’s collective qualifications, skills and experience.

John A. Ward, III

Mr. Ward has served on KCAP Financial’s Board since May, 2013. He serves as Chairman of the Compensation Committee and a member of the Nominating and Governance Committee and the Audit Committee. Mr. Ward currently serves as a director of Lambro Industries, Inc., a venting solutions manufacturing company. Mr. Ward previously served as the Chairman of the Board and Chief Executive Officer of Doral Financial (NYSE:DRL), a consumer finance and bank holding company, from 2005 – 2006 and the Chairman of the Board of Directors and Chief Executive Officer of American Express Bank and President of Travelers Cheque Group from 1996 – 2000. Prior to joining American Express, Mr. Ward had a 27-year career at The Chase Manhattan Bank from 1969 to 1996 where his last position was that of Chief Executive Officer of Chase BankCard Services and an Executive Vice President of the Bank. In addition, he was the President and CEO of Chase Personal Financial Services, a retail mortgage and home equity lender and a Malcolm Baldrige National Quality Award finalist, the Senior Credit Executive for the Individual Bank (small business, middle market, private banking and consumer globally), and the Area Credit Executive for the Europe, Middle East and Africa Areas of the Global Bank. He is currently the President of the Chase Alumni Association. During his career, Mr. Ward has successfully turned around and grown a diverse group of financial services companies, both domestically and internationally. These businesses include credit cards, retail mortgages and home equity, travelers cheques, private banking, affluent financial services, correspondent banking, third party funds distribution, corporate banking, and trade and export finance. He has developed a professional knowledge and expertise in sales management and risk management in wholesale and retail credit. Mr. Ward majored in Economics & Finance at Boston College (Valedictorian) and in Finance & International Business at the Wharton Graduate School of Business of the University of Pennsylvania (Joseph Wharton Fellow). In addition to Mr. Ward’s extensive experience in the consumer credit market, his former experience with credit and risk management as Senior Credit Policy Officer at Chase Manhattan Bank is relevant to understanding the risks and opportunities that KCAP Financial faces and give him the qualifications and skill to serve as a director.

Albert G. Pastino

Mr. Pastino has served on KCAP Financial’s Board since December 2006 and is the Chair of the Audit Committee of the Board and also serves on the Compensation Committee of the Board. Mr. Pastino serves as lead independent director of the Board. Mr. Pastino is a member of Laud Collier Capital, LLC, a successor company to Revere Merchant Capital. Laud Collier is a merchant bank that makes principal investments and provides strategic advisory services to middle-market companies. Prior to Laud Collier (Revere), Mr. Pastino was a Managing Director at Kildare Capital and Amper Investment Banking where he offered advisory services focusing on capital formation, mergers and acquisitions, and financial management. After leaving an affiliate of Kohlberg & Co. in June 1997, Mr. Pastino worked as an investor, CFO and Chief Operating Officer at a variety of companies, and was involved in all aspects of financial and general management, reporting and fundraising for a variety of companies, including Aptegrity, Inc., Bolt, Inc., AmTec, Inc. and Square Earth, Inc. From 1976 to 1986, he was a partner at Deloitte & Touche LLP, and was in charge of its Emerging Business Practice in the United States. Mr. Pastino is a member of the Small Business Advisory Board of the Financial Accounting Standards Board. Mr. Pastino is a graduate of Saint Joseph’s University, and received an Executive M.B.A. degree from Fairleigh Dickinson University. He also attended the Harvard Business School Executive Management Program for Small Business and is a certified public accountant. As a result of these and other professional experiences, Mr. Pastino possesses particular knowledge and experience in corporate finance, strategic planning, and financial analysis that strengthen the Board’s collective qualifications, skills and experience.

C. Michael Jacobi

Mr. Jacobi has served on KCAP Financial’s Board since December 2006 and serves on the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Jacobi is also the owner and President of Stable House, LLC, a company engaged in real estate development. From 2001 to 2005, Mr. Jacobi served as the President, CEO and member of the board of directors of Katy Industries, Inc., a portfolio company of investment funds affiliated with Kohlberg & Co., that is involved in the manufacture and distribution of maintenance products. Mr. Jacobi was the President and CEO of Timex Corporation from 1993 to 1999, and he was a member of the board of directors of Timex Corporation from 1992 to 2000. Prior to 1993, he served Timex Corporation in senior positions in marketing, sales, finance and manufacturing. Mr. Jacobi received a B.S. from the University of Connecticut, and he is a certified public accountant. Mr. Jacobi is currently Chairman of the board of directors of Sturm, Ruger & Co., Inc. and a member of the board of directors of Webster Financial Corporation and CoreCivic, Inc. He serves on the audit committee of the board of directors of CoreCivic, Inc. As a result of these and other professional experiences, Mr. Jacobi possesses particular knowledge and experience in corporate finance, accounting, investment management and corporate governance that strengthen the Board’s collective qualifications, skills and experience.

Non-Independent Directors

Dayl W. Pearson, Director, President and CEO

Mr. Pearson has served as KCAP Financial’s President and Chief Executive Officer since December 2006 and has served on KCAP Financial’s Board since June 2008. He has also served as Vice President of Katonah Debt Advisors, L.L.C. (“Katonah Debt Advisors”) since March 2008. Mr. Pearson has more than 39 years of banking and finance experience and has focused primarily on middle market credit intensive transactions, completing over $5 billion of financings over the past 25 years. From 1997 to 2006, he was a Managing Director at CIBC in the Leveraged Finance and Sponsor Coverage Group specializing in middle market debt transactions. Mr. Pearson was responsible for originating and executing more than $3 billion of transactions including senior loans, high-yield securities, mezzanine investments and equity co-investments. Prior to joining CIBC, Mr. Pearson was instrumental in developing the middle market leveraged finance business of IBJ Schroder from 1992 through 1997. In 1995, he became responsible for the entire $500 million leveraged finance portfolio and was involved in approving all new senior and mezzanine commitments. Previously, he was a senior lending officer in First Fidelity Bank’s middle market lending group primarily focused on restructurings, and prior to that Mr. Pearson invested in distressed securities. Mr. Pearson began his career at Chase Manhattan Bank after receiving a B.A. from Claremont Men’s College and an M.B.A. from the University of Chicago. As a result of these and other professional experiences, Mr. Pearson possesses particular knowledge and experience in corporate finance, leverage finance, corporate credit and portfolio management that strengthen the Board’s collective qualifications, skills and experience.

Dean C. Kehler

Mr. Kehler joined KCAP Financial’s Board in February 2012 and serves on the Company’s Investment Committee. Mr. Kehler is a Managing Partner of Trimaran Capital Partners, a manager of private investment funds. Prior to co-founding Trimaran, Mr. Kehler was a vice chairman of CIBC World Markets Corp. and co-head of the CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets Corp. in 1995, Mr. Kehler was a founder and Managing Director of The Argosy Group L.P. Before Argosy, Mr. Kehler was a Managing Director at Drexel Burnham Lambert Incorporated and also worked at Lehman Brothers Kuhn Loeb Incorporated. Mr. Kehler currently serves on the Board of Directors of El Pollo Loco Holdings, Inc., Security First Corporation and Graphene Frontiers, LLC. Mr. Kehler previously served as a director of a number of public and private companies. Mr. Kehler is also a member of the Board of Overseers of the University of Pennsylvania School of Nursing. Mr. Kehler earned his B.S. from The Wharton School of the University of Pennsylvania. Mr. Kehler possesses particular knowledge and experience in corporate finance, investment management, financial analysis and corporate governance that strengthen the Board’s collective qualifications, skills and experience.

Executive Officers Who Are Not Directors

Edward U. Gilpin, Chief Financial Officer, Secretary and Treasurer

Mr. Gilpin joined KCAP Financial in June 2012 and has over 28 years of experience. Mr. Gilpin has also served as the Secretary of Trimaran Advisors and Chief Financial Officer and Secretary of Katonah Debt Advisors since June 2012. Prior to joining the Company, Mr. Gilpin served as the Chief Financial Officer at Associated Renewable Inc., an end-to-end full service energy consulting and carbon management company. From 2008 to 2010, he served as Executive Vice President and Chief Financial Officer of Ram Holdings, Ltd., a provider of financial guaranty reinsurance, and prior to that he was the Executive Vice President, Chief Financial Officer and Director of ACA Capital Holdings, Inc., a holding company that provided financial guaranty insurance and asset management services, from 2000 to 2008. Prior to joining ACA Capital, Mr. Gilpin was Vice President in the Financial Institutions Group at Prudential Securities, Inc.’s investment banking division. From 1998 to 2000, Mr. Gilpin served in the capacity of Chief Financial Officer for an ACA Capital affiliated start-up venture, developing the financial plans and spearheading the capital raising process. From 1991 to 1998, Mr. Gilpin was with MBIA, Inc., a holding company whose subsidiaries provide financial guarantee insurance, fixed-income asset management, and other specialized financial services, where he held various positions in the finance area. His most recent position with MBIA was Director, Chief of Staff for MBIA Insurance Company’s President. Mr. Gilpin began his career as an Assistant Vice President in the Mutual Funds Department of BHC Securities, Inc. Mr. Gilpin holds an M.B.A. from Columbia University and a B.S. from St. Lawrence University.

R. Jon Corless, Chief Investment Officer

Mr. Corless joined KCAP Financial in 2006 as part of its middle market team. Mr. Corless has over 40 years of experience in high-yield and leveraged credits. Prior to joining the Company, Mr. Corless was a Credit Risk Manager for Trimaran Debt Advisors, a CLO manager. Prior to joining Trimaran Debt Advisors, Mr. Corless spent 15 years as a Senior Credit Risk Manager for CIBC with risk management responsibility for media and telecommunications, high-yield, middle market, and mezzanine loan portfolios. Before joining CIBC, Mr. Corless worked at Bank of America NA in Corporate Finance and at Bankers Trust Company. Mr. Corless received a B.A. from Wesleyan University.

Daniel Gilligan, Vice President, Director of Portfolio Administration and Interim Chief Compliance Officer

Mr. Gilligan is the Director of Portfolio Administration responsible for overseeing the portfolio administration for all funds managed by the company’s two asset manager affiliates, Katonah Debt Advisors and Trimaran Advisors, as well as for the parent company, KCAP Financial, Inc. Mr. Gilligan has also been appointed by the Board of Directors to serve as the Interim Chief Compliance Officer, a role he previously held from 2012 to 2013. Prior to joining Katonah in 2004, Mr. Gilligan was a Relationship Officer in the Corporate Trust department for U.S. Bank (formerly State Street Corporate Trust Services), responsible for the administration of five CDO portfolios with combined assets of $2 billion. While at U.S. Bank, Mr. Gilligan was also a member of the new business development team and assisted with the closing of new CDO transactions. Prior to joining State Street in 1999, Mr. Gilligan was a Director of Management Services for Sodexho USA. Mr. Gilligan holds a B.A. from Fairfield University.

CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INFORMATION

KCAP Financial has a strong commitment to good corporate governance practices. These practices provide a framework within which the Board and management can pursue the strategic objectives of the Company and ensure its long-term growth for the benefit of shareholders. The Board reviews the Company’s corporate governance principles and practices annually. The Company has adopted a corporate governance policy (the “Corporate Governance Policy”) that can be found on the Corporate Governance Section of the Company’s website at www.kcapfinancial.com. The Corporate Governance Policy provides a framework for the operation of the Board and addresses key governance practices. As part of its ongoing review of the Company’s corporate governance policies, the Board has approved certain changes to the Company’s Corporate Governance Policy, including setting the mandatory retirement age for any director at the age of 78. The Board may, in its discretion, invite a director to serve one additional year past the age of 78 in the interest of facilitating smooth succession planning. For a description of the Company’s director resignation policy, see “Voting Securities — Vote Required for Proposal 1: Election of Directors.” In addition, the Board has adopted a number of policies to support the Company’s values and good corporate governance, including board committee charters, insider trading policy, code of ethics and code of business conduct.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent directors consider the Board’s leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of our operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

The chairman of the Board presides over all meetings of the Board. The chairman is appointed on an annual basis by at least a majority vote of the remaining directors. Currently, the offices of chairman of the board and chief executive officer are separated. We have no fixed policy with respect to the separation of the offices of the chairman of the board and chief executive officer; however, the Board believes that the separation of the offices of the chairman of the Board and chief executive officer is an integral part of good corporate governance and the succession planning process and that it is in the best interests of the Company to make this determination from time to time. Christopher Lacovara has served as chairman of the Board since our initial public offering and is not considered an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

In June 2011, the Board designated Albert Pastino as lead independent director. Mr. Pastino’s duties as lead independent director include serving as chairman of regular Board meetings during absences of the chairman of the Board, establishing an agenda for meetings of the Independent Directors and leading such meetings, and performing such other duties as the Board may establish or delegate.

The Board is actively involved in risk oversight for the Company. Although the Board as a whole has retained oversight over the Company’s risk assessment and risk management efforts, much of the Board’s oversight efforts are conducted through the various Committees of the Board. Each Committee then regularly reports back to the full Board on the conduct of the Committee’s functions. The Board, as well as the individual Board Committees, also regularly hear directly from key officers and employees of the Company involved in risk assessment and risk management.

In particular, the Audit Committee assists the Board in risk oversight for the Company by reviewing and discussing with management and the independent auditors the Company’s significant financial and other exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including the Company’s procedures for monitoring and controlling such risks. In addition to exercising oversight over key financial and business risks, the Audit Committee oversees, on behalf of the Board, financial reporting, tax, and accounting matters, as well as the Company’s internal controls over financial reporting. The Audit Committee also plays a key role in oversight of the Company’s compliance with legal and regulatory requirements, including the Company’s Code of Ethics and the Compliance Hotline.

The KCAP Compliance Hotline may be accessed at: kcapcompliance@openboard.info or 866-569-1855.

The full Board regularly reviews the efforts of each of its Committees and discusses, at the level of the full Board, the key strategic, financial, business, legal and other risks facing the Company, as well as the Company’s efforts to manage those risks.

The Board has affirmatively determined that the following directors are Independent Directors:

C. Michael Jacobi
Christopher Lacovara
Albert G. Pastino
C. Turney Stevens
John A. Ward III

In fiscal year 2016, the Board of the Company met 8 times. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. It is the Company’s policy that Board members are encouraged, but not required, to attend the Company’s annual meetings of shareholders.

Nominating and Corporate Governance Committee

The Board has established a Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee is currently composed of Messrs. Jacobi, Ward and Stevens, who are Independent Directors of the Company. Mr. Stevens serves as Chairman of the Nominating Committee. The Nominating Committee’s responsibilities include (i) recommending director nominees for selection by the Board; (ii) overseeing the governance of the Company; (iii) leading the Board in its annual review of the Board’s performance; (iv) recommending to the Board director nominees for each committee; and (v) recommending for approval by the Board the compensation paid to each Independent Director for serving on the Board.

In executing its power to recommend director nominees for selection by the Board, the Nominating Committee determines the requisite standards or qualifications for Board nominees. In the event that a director position is vacated or created and/or in contemplation of a shareholders’ meeting at which one or more directors are to be elected, the Nominating Committee will identify potential candidates to become members of the Board. In identifying potential candidates, the Nominating Committee may consider candidates recommended by any of the Independent Directors or by any other source the Nominating Committee deems appropriate. The Nominating Committee may, but is not required to, retain a third party search firm at the Company’s expense to identify potential candidates. The Nominating Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

The Nominating Committee will consider qualified director nominees recommended by shareholders, on the same basis it considers and evaluates candidates recommended by other sources, when such recommendations are submitted in accordance with the Company’s bylaws and other applicable laws, rules or regulations regarding director nominations. When submitting a nomination to the Company for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of shares of stock of the Company beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such shareholder believes the individual is an “interested person” of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or that is otherwise required. The Company has not received any recommendations from shareholders requesting consideration of a candidate for inclusion among the Nominating Committee’s slate of nominees in this proxy statement.

In considering and evaluating candidates, the Nominating Committee may take into account a wide variety of factors, including (but not limited to):

•	availability and commitment of a candidate to attend meetings and to perform his or her responsibilities on the Board;
•	relevant business and related industry experience;
•	educational background;
•	financial expertise;
•	experience with corporate governance matters;
•	an assessment of the candidate’s ability, judgment and expertise;
•	overall diversity of the composition of the Board;
•	the percentage of the Board represented by Independent Directors and whether a candidate would qualify as an Independent Director; and
•	such other factors as the Nominating Committee deems appropriate.

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, if the Nominating Committee or the Board decide not to nominate a member for re-election or if the Nominating Committee recommends to expand the size of the Board, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria set forth above. Current Independent Directors and members of the Board provide suggestions as to individuals meeting the criteria considered by the Nominating Committee. Consultants may also be engaged to assist in identifying qualified individuals. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is essential that the Board members represent diverse viewpoints and a diverse mix of the specific factors listed above.

In fiscal year 2016, the Nominating Committee held 3 meetings.

Valuation Committee

The Board has established a Valuation Committee. The Valuation Committee is composed of Messrs. Lacovara, Stevens and Kehler. Mr. Lacovara serves as Chairman of the Valuation Committee. The Valuation Committee is responsible for reviewing and recommending to the full Board the fair value of debt and equity securities. The Valuation Committee may utilize the services of an independent valuation firm in arriving at fair value of these securities. The Board is ultimately and solely responsible for determining the fair value of portfolio investments. The Valuation Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

In fiscal year 2016, the Valuation Committee held 4 meetings.

Compensation Committee

The Board has established a Compensation Committee. The Compensation Committee is currently composed of Messrs. Pastino, Stevens and Ward. Mr. Ward serves as Chairman of the Compensation Committee. As determined by the Board, each of the members of the Compensation Committee is an Independent Director. The Compensation Committee determines compensation for KCAP Financial’s executive officers, in addition to administering the Company’s equity compensation plans. The Compensation Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and non-CEO officers, making recommendations to the Board with respect to non-CEO officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, reviewing management succession plans, making administrative and compensation decisions under equity compensation plans approved by the Board and making recommendations to the Board with respect to grants thereunder, administering cash bonuses, and implementing and administering the foregoing. In accordance with its Charter, the Compensation Committee may delegate its authority to a subcommittee.

In fiscal year 2016, the Compensation Committee held 1 meeting.

Audit Committee

The Board has established an Audit Committee. The Audit Committee is composed of Messrs. Pastino Jacobi and Ward. Mr. Pastino serves as Chairman of the Audit Committee. The Audit Committee’s functions include providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accountant, the Company’s system of internal controls, the Company’s code of ethics, retaining and, if appropriate, terminating the independent registered public accountant and approving audit and non-audit services to be performed by the independent registered public accountant. The Audit Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

The Board has determined that all the members of the Audit Committee — Messrs. Pastino, Jacobi and Ward:

•	are independent, as independence for audit committee members is defined in Section 10A(m)(3) and Section 10C(a) of the Exchange Act and the SEC rules promulgated thereunder and Rule 5605(a)(2) and Rule 5605(c)(2) of The Nasdaq Global Select Market listing standards;
•	meet the requirements of Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are audit committee financial experts; and
•	possess the requisite financial sophistication required under The Nasdaq Global Select Market listing standards.

The Audit Committee has adopted a policy under which all auditing services and all permitted non-audit services to be rendered by the Company’s independent registered public accountant(s) are pre-approved.

In fiscal year 2016, the Audit Committee held 5 meetings.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board operates under a written charter adopted by the Board. The charter can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com. The Audit Committee is currently composed of Messrs. Pastino, Jacobi and Ward.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accountant is responsible for performing an independent audit of the Company’s annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States, as well as an independent audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered public accountant(s) in order to assure that the provision of such service does not impair the accountant’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with its independent registered public accounting firm, matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board and such other matters as the Audit Committee and its independent registered public accounting firm are required to discuss under auditing standards generally accepted in the United States. The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees (as amended), as adopted by the Public Company Accounting Oversight Board, and has discussed with the firm its independence. The Audit Committee has also considered the compatibility of non-audit services with the firm’s independence.

In 2016, the Audit Committee met with members of senior management and the Company’s independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Accounting Officer under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the rules and regulations of the SEC and the overall certification process. At these meetings, Company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Selection of Auditors

On March 21, 2017, upon the recommendation of the Audit Committee of the Board, the Board re-engaged Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2017, subject to ratification by our shareholders. See “Proposal 4 — Ratification of Independent Public Accounting Firm.”

Conclusion

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Respectfully Submitted,
The Audit Committee
Albert G. Pastino (Chair)
C. Michael Jacobi
John A. Ward, III

Code of Ethics

The Company has adopted a code of ethics that applies to its directors and officers. The code of ethics can be found on the Corporate Governance section of the Company’s website at www.kcapfinancial.com. The Company will report any amendments to or waivers of a required provision of the code of ethics on its website.

EXECUTIVE COMPENSATION

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Respectfully submitted,
Compensation Committee
John A. Ward III (Chair)
Albert G. Pastino
C. Turney Stevens

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides you with a detailed description of the Company’s executive compensation philosophy and programs, the compensation decisions that have been made under those programs, and the factors that have been considered in making those decisions. The Compensation Discussion and Analysis focuses on the compensation of the Company’s named executive officers for 2016 (referred to as “named executive officers” in this proxy statement), who were:

•	Dayl W. Pearson, President and Chief Executive Officer;
•	Edward U. Gilpin, Chief Financial Officer, Treasurer and Secretary;
•	R. Jon Corless, Chief Investment Officer; and
•	Daniel Gilligan, Vice President and Director of Portfolio Administration

As described in greater detail below, the primary objectives of the Company’s executive compensation are to attract, retain and motivate the best possible executive talent. The table below highlights our current executive compensation practices and compensation components.

Term	Definition	Comments
Base Salary	Annualized Base Salary	Rewards individual performance and may vary with Company performance; generally represents approximately 40% to 60% of total compensation for the named executive officer.
Annual Bonus	Cash reward paid to executives on an annual basis; currently based on meeting both Company and individual annual financial targets	Rewards achievement of Company and individual annual financial targets that are designed to drive the overall Company business and shareholder value; generally represents approximately 40% to 60% of total compensation of the named executive officer.
Long-Term Incentives	Long-term incentives that may provide value over multi-year period consisting of initial and annual awards; currently 100% restricted common stock	Rewards for Company’s stock price appreciation and acts as driver for longer term value. Restricted stock awards are currently viewed as the best fit for the Company.

Term	Definition	Comments
Other Benefits	Health, life and disability insurance, 401(k) plan, savings plan, and other benefits	Broad-based benefits and perquisites necessary to be competitive in the marketplace.
Termination-Based Compensation	Compensation in case of involuntary termination without cause or by the named executive officer for good reason	An integral part of the Company’s employee retention program; tied to non-competition and non-solicitation obligations on the part of the named executive officers.

Overview of Executive Compensation Principles

Unless otherwise indicated, the discussion and analysis below relates to compensation of executive officers of the Company.

Executive compensation in 2016 reflected both the financial market conditions as well as the Company’s operating performance. In determining bonus awards for 2016 and salary increases for 2017, the Compensation Committee considered the following factors:

•	Selection and maintenance of strong credit characteristics for the investment portfolio — limited defaulted assets in the investment portfolio and limited realized losses relative to the overall market for such investments;
•	Payment of a dividend primarily out of current net investment income (as may be adjusted for non-recurring items), consistent with the Company’s goal not to rely on capital gains; and
•	Comparison to compensation levels at other similar companies operating in the financial industry.

In addition, at the Company’s 2016 Annual Meeting of the Shareholders, the Company held a non-binding stockholder vote to approve the compensation paid to its named executive officers in 2015, commonly referred to as a “say-on-pay” vote. The Company’s shareholders approved such compensation by a non-binding, advisory vote with approximately 66% of the votes submitted on the proposal voting in favor of the resolution. The Board considered the results of this vote and views this vote as confirmation that the Company’s shareholders support the Company’s executive compensation policies and decisions.

Primary Objectives

The primary objectives of the Compensation Committee of the Board with respect to executive compensation are to attract, retain and motivate the best possible executive talent. The focus is to tie short- and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee maintains compensation plans that tie a substantial portion of executives’ overall compensation to the Company’s operational performance. The structure of the executives’ base and incentive compensation is designed to encourage and reward the following:

•	sourcing and pursuing attractively priced investment opportunities;
•	participating in comprehensive due diligence with respect to the Company’s investments;
•	ensuring the most effective allocation of capital; and
•	working efficiently and developing relationships with other professionals.

Benchmarking of Compensation

Management develops the Company’s compensation plans by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the middle market lending industry and in particular other publicly-traded, internally managed business development companies (“BDCs”). The Company believes that the practices of this group of companies provide the Company with appropriate compensation benchmarks because these companies have similar organizational structures and tend to compete with the Company for executives and other employees. For benchmarking executive compensation, the Company typically reviews the compensation data the Company has collected from the complete group of companies, as well as a subset of the data from those companies that have a similar number of employees and a similar investment portfolio as the Company.

Pay-for-Performance Philosophy

Based on management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the fiftieth percentile of the companies with a similar number of employees represented in the compensation data the Company reviews. The Company works within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;
•	the individual’s role with the Company and the compensation paid to similar persons in the companies represented in the compensation data that the Company reviews;
•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;
•	performance goals and other expectations for the position;
•	comparison to other executives within the Company having similar levels of expertise and experience; and
•	uniqueness of industry skills.

Setting and Assessment of Performance Goals; Role of Chief Executive Officer

The Compensation Committee has also implemented an annual performance management program, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole and for each individual employee. Annual corporate goals are proposed by management and approved by the Board at the end of each calendar year for the following year. These corporate goals target the achievement of specific strategic, operational and financial milestones. Annual individual goals focus on contributions which facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Individual goals are proposed by each employee and approved by his or her direct supervisor. The Chief Executive Officer’s goals are approved by the Compensation Committee. Annual salary increases, annual bonuses and annual restricted stock awards granted to the Company’s employees are tied to the achievement of these corporate and individual performance goals.

The performance goals for the Company’s Chief Executive Officer and other executive management are considered in the context of the performance of the broader financial industry and are as follows:

•	achievement of the Company’s dividend objectives (emphasizing both growth and stability);
•	growth of the Company’s investment portfolio;
•	maintenance of the credit quality and financial performance of the Company’s investment portfolio; and
•	development of the Company’s human resources.

The Company believes that the current performance goals are realistic “stretch” goals that should be reasonably attainable by management.

During the fourth calendar quarter, the Company evaluates individual and corporate performance against the written goals for the recently completed year. Consistent with the Company’s compensation philosophy, each employee’s evaluation begins with a written self-assessment, which is submitted to the employee’s supervisor. The supervisor then prepares a written evaluation based on the employee’s self-assessment, the supervisor’s own evaluation of the employee’s performance and input from others within the Company. This process leads to a recommendation for annual employee salary increases, annual stock-based compensation awards and bonuses, if any, which is then reviewed and approved by the Compensation Committee. The Company’s executive officers, other than the Chief Executive Officer, submit their self-assessments to the Chief Executive Officer, who performs the individual evaluations and submits recommendations to the Compensation Committee for salary increases, stock-based compensation awards and bonuses. In the case of the Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which determines his compensation changes and awards. For all employees, including the Company’s executive officers, annual base salary increases, annual stock-based compensation awards and annual bonuses, to the extent granted, are implemented during the first calendar quarter of the year.

Our Compensation Policies and Practices as They Relate to Risk Management

In accordance with the applicable disclosure requirements, to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, the Company is required to discuss those policies and practices for compensating the employees of the Company (including employees that are not named executive officers) as they relate to the Company’s risk management practices and the possibility of incentivizing risk-taking.

The Compensation Committee has evaluated the policies and practices of compensating the Company’s employees in light of the relevant factors, including the following:

•	the financial performance targets of the Company’s annual cash incentive program are the budgeted objectives that are reviewed and approved by the Board and/or the Compensation Committee;
•	bonus payouts are not based solely on corporate performance, but also require achievement of individual performance objectives;
•	bonus awards generally are not contractual entitlements, but are reviewed by the Compensation Committee and/or the Board and can be modified at their discretion;
•	the financial opportunity in the Company’s long-term incentive program is best realized through long-term appreciation of the Company’s stock price, which mitigates excessive short-term risk-taking; and
•	the allocation of compensation between cash and equity awards and the focus on stock-based compensation, primarily restricted stock awards generally vesting over a period of years, thereby mitigating against short-term risk taking.

Based on such evaluation, the Compensation Committee has determined that the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Components

The Company’s compensation package consists of the following components, each of which the Company deems instrumental in motivating and retaining its executives:

Base Salary

Base salaries for the Company’s executives are established based on the scope of their responsibilities and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data the Company reviews for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, the Company believes that executive base salaries should generally target the fiftieth percentile of the range of salaries for executives in similar positions and with similar responsibilities in companies of similar size to the Company. An executive’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with the Company’s overall compensation philosophy.

Base salaries are reviewed annually as part of the Company’s performance management program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. The Company also realigns base salaries with market levels for the same positions in companies of similar size to the Company represented in the compensation data the Company reviews if necessary and if the Company identifies significant market changes in the Company’s data analysis. Additionally, the Company adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

The Company’s compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain senior, non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate and individual performance goals. The terms of any bonus compensation that each of Messrs. Pearson, Gilpin, Corless, and Gilligan are annually entitled to are set forth in each of their respective employment agreements, descriptions of which are set forth below. See “Executive Compensation — Employment Agreements.”

The amounts of the annual cash bonuses paid to the Company’s named executive officers are determined by the Compensation Committee of the Board. In each case, the annual bonus award is based on the individual performance of each of these individuals and on the performance of the Company against goals established annually by the Board, after consultation with the individual. In reviewing and approving the annual performance-based cash bonus, the Compensation Committee considered the relative achievement of the stated corporate and individual performance goals. The most significant performance factors taken into account include, but are not limited to: total investment income; net investment income; overall credit performance of the total investment portfolio; growth of the overall investment portfolio; adding resources and expanding the organization at all levels; maintaining the Company’s internal controls and compliance standards; and improving operating efficiency. All bonuses are subject to an annual increase, solely at the discretion of the Board, and in its discretion, the Compensation Committee may award bonus payments to the Company’s executives above or below the amounts specified in their respective employment agreements.

The annual bonus awards paid to the named executive officers with respect to 2016 (shown in the “Non-Equity Incentive Plan” column of the Summary Compensation Table below) were below or equal to their existing target bonus amounts.

Long-Term Incentives

The Company believes that long-term performance is achieved through an ownership culture that encourages long-term participation by the Company’s executive officers in equity-based awards. The 2008 Equity Incentive Plan (the “Equity Incentive Plan”) currently allows the Company to grant to executive officers of stock options, restricted stock or other stock-based awards. The Company typically makes an initial equity award to certain new senior level employees and annual grants as part of the Company’s overall compensation program. All grants of awards pursuant to the Equity Incentive Plan are approved by the Board. Although the Company has the ability to make grants of restricted stock and options under the Equity Incentive Plan, the Board currently believes that restricted stock awards are a more appropriate form of equity incentive compensation for the Company given its emphasis on growing dividend payments to its shareholders. Compensation paid, including amounts under the 2017 Equity Incentive Plan, to the Chief Executive Officer or any of the three other most highly compensated executive officers (other than the chief financial officer) in excess of $1,000,000 in a tax year are generally not deductible by the Company or its affiliates under Section 162(m) of the Internal Revenue Code (the “Code”).

Initial stock-based awards.  Executives who join the Company are awarded initial grants of options or restricted stock. Options awarded as part of these grants have an exercise price equal to the fair market value of common stock on the grant date. The vesting schedule and other terms of these awards are determined by the Board. The amount of the initial award is determined based on the executive’s position with the Company and an analysis of the competitive practices of companies similar in size to the Company represented in the compensation data that the Company reviews. The initial awards are intended to provide the executive with an incentive to build value in the organization over an extended period of time. The amount of the initial award is also reviewed in light of the executive’s base salary and other compensation to ensure that the executive’s total compensation is in line with the Company’s overall compensation philosophy. The grant date for awards for existing employees is the later of the date that the Board approved the grant or the date that the Company and the employee have reached a mutual understanding as to the amount and terms of such grant. For prospective employees, the grant date is the date upon which the Company and the employee have reached an agreement regarding the terms of employment and the terms of the award granted by the Board, and the employment has commenced (thus such date is typically the first day of employment). All of the grant dates are approved by the Board or the Compensation Committee.

Annual stock-based awards.  The Company’s practice is to make annual stock based awards as part of the Company’s overall performance management program. The Compensation Committee believes that stock-based awards provide management with a strong link to long-term corporate performance and the creation of stockholder value. The Company intends that the annual aggregate value of these awards be set near competitive median levels for companies represented in the compensation data the Company reviews. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation conforms to the Company’s overall philosophy and objectives. A pool of stock-based awards is reserved for executives and other officers based on setting a target grant level for each employee category, with the higher ranked employees being eligible for a higher target grant. The Compensation Committee meets each year after the filing of the Annual Report on Form 10-K to evaluate, review and recommend for the Board’s approval the annual stock-based award design, level of award and prospective grant date of such award for each named executive officer and the Chief Executive Officer. For promotions or new hires, the Compensation Committee approves the award in advance of the grant date, and the stock-based grant is awarded on the determined date at the Company’s closing market price per share. In 2016, no awards of shares of the Company’s restricted common stock were made to the Company’s named executive officers. The Company is seeking approval of the 2017 Equity Incentive Plan at the Meeting, as further described below.

Other Compensation

The Company maintains broad-based benefits and perquisites that are provided to all employees, including health, life and disability insurance, a savings plan, and a 401(k) plan. In addition, the Company participates in a defined contribution plan for its executive officers and employees. In particular circumstances, the Company also utilizes cash signing bonuses when certain executives and senior non-executives join the Company. Such cash signing bonuses typically either vest during a period of less than a year or are repayable in full to the Company if the employee recipient voluntarily terminates employment with the Company prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof are determined on a case-by-case basis under the specific hiring circumstances. For example, the Company will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses and/or to create an additional incentive for an executive to join the Company in a position where there is high market demand.

Termination-Based Compensation

Severance.  The terms of any severance based compensation that each of Messrs. Pearson, Gilpin, Corless and Gilligan are entitled to are set forth in each of their respective employment agreements, descriptions of which are set forth below. See “Executive Compensation — Employment Agreements.”

Acceleration of vesting of equity-based awards.  In general, all unvested options and unvested shares of restricted common stock held by an employee are forfeited immediately upon that employee’s termination, whether or not for cause. Under the Equity Incentive Plan, however, the Board may, if it so chooses, provide in the case of any award for post-termination exercise provisions, including a provision that accelerates all or a portion of any award, but in no event may any award be exercised after its expiration date.

Change in Control.  Upon a change in control followed by certain types of termination of employment, the named executive officers receive enhanced severance and equity vesting. See “Executive Compensation —  Employment Agreements.”

Summary Compensation Table

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2016, 2015 and 2014 to or with respect to the Company’s named executive officers.

Name and Principal Position	Year	Salary(3) ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)(3)	All Other Compensation ($)(3)(4)	Total ($)(3)
Dayl W. Pearson President and Chief Executive Officer	2016	550,000	—	—	—	700,000	159,310	1,409,130
	2015	550,000	—	385,000	—	765,000	236,817	1,936,817
	2014	500,000	—	900,000	—	800,000	189,308	2,389,309
Edward U. Gilpin Chief Financial Officer, Treasurer and Secretary	2016	400,000	—	—	—	335,000	96,998	831,998
	2015	400,000	—	50,000	—	350,000	154,676	954,676
	2014	365,000	—	450,000	—	400,000	148,906	1,363,906
R. Jon Corless Chief Investment Officer	2016	310,000	—	—	—	200,000	80,392	590,439
	2015	310,000	—	175,000	—	220,000	102,921	807,921
	2014	300,000	—	275,000	—	250,000	83,297	908,298
Daniel P. Gilligan Vice President, Director of Portfolio Administration and Interim Chief Compliance Officer	2016	275,000	—	—	—	160,000	66,333	506,024
	2015	275,000	—	100,000	—	160,000	94,024	629,024
	2014	250,000	—	250,000	—	175,000	80,010	755,010

(1)	Represents the grant date fair market value of restricted stock grants in accordance with Financial Accounting Standards Board Accounting Standards Codification — Compensation — Stock Compensation (Topic 718) (January 2010) (“ASC 718”). Grant date fair value is based on the closing price of the Company’s common stock on the date of grant.
(2)	Represents the annual performance-based cash bonus. As described in “— Compensation Discussion and Analysis — Compensation Components — Annual Bonus” above, the annual bonuses of the named executive officers are derived based on the performance of the Company and the individual executive relative to pre-established objectives for the year. The threshold, target and/or maximum amounts for the year 2016 bonus opportunity of each named executive officer are reported in the Grants of Plan-Based Awards in Fiscal Year 2016 table below.
(3)	Represents the total compensation received from the Company and its affiliates. The Company may allocate compensation expense between Company and one or more of its Asset Manager Affiliates based upon expense allocation agreements.
(4)	See the 2016 All Other Compensation Table below for a breakdown of these amounts, which consist of:
•	cash dividends on restricted stock granted, including $116,520 to Mr. Pearson, $53,740 to Mr. Gilpin, $40,310 to Mr. Corless and $32,694 to Mr. Gilligan;
•	amounts received pursuant to the Katonah Debt Advisors Employee Savings and Profit Sharing Plan (the “Savings Plan”);
•	matching contributions received pursuant to a 401(k) plan;
•	life insurance premiums; and
•	disability insurance premiums.

The Savings Plan is a 401(k) plan, and the Company matches an individual’s contribution up to a pre-set amount according to a specific formula.

2016 All Other Compensation Table

Name	Dividends on Restricted Stock ($)	Savings Plan ($)	401(k) Plan ($)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)	Total ($)
Dayl W. Pearson	116,520	29,693	5,306	155	7,456	159,130
Edward U. Gilpin	53,740	29,693	5,306	155	8,104	96,998
R. Jon Corless	40,310	29,693	5,306	155	4,928	80,392
Daniel P. Gilligan	32,694	29,693	5,306	155	3,591	71,439

Grants of Plan-Based Awards in Fiscal Year 2016

The following table shows information regarding grants of plan-based cash and equity awards during the fiscal year ended December 31, 2016 received by the named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target(2)	Maximum ($)
Dayl W. Pearson	1/31/17	—	700,000	—
Edward U. Gilpin	1/31/17	—	335,000	—
R. Jon Corless	1/31/17	—	200,000	—
Daniel P. Gilligan	1/31/17	—	160,000	—

(1)	The actual bonus awards earned with respect to 2016 and paid in January of 2017 are reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above. The annual performance-based bonus may be allocated between Company and one or more of its Asset Manager Affiliates based upon expense allocation agreements.
(2)	Bonus awards in any year (or for the remaining portion of the year in the case of a mid-year hire), which could potentially be greater or lesser than the target depending on the terms of each named executive officer’s employment agreement with the Company, are determined by the Compensation Committee of the Board and are based on performance of the individual and that of the Company against goals established annually by the Board.
(3)	Awards of restricted stock granted under the Equity Incentive Plan.
(4)	Represents the grant date fair value of the shares of restricted stock in accordance with ASC 718. Grant date fair value of the shares of restricted stock is based on the closing price of the Company’s common stock on the date of grant.

Employment Agreements

The Company is a party to employment agreements with Messrs. Pearson, Gilpin, Corless and Gilligan. Each of Messrs. Pearson, Gilpin, Corless and Gilligan receive their salary, bonus, stock awards and benefits pursuant to their employment agreements with the Company.

Employment Agreements, dated May 5, 2015, with Dayl W. Pearson, Edward U. Gilpin, R. Jon Corless and Daniel P. Gilligan

On May 5, 2015, the Company entered into employment agreements with Messrs. Pearson, Gilpin, Corless and Gilligan. The employment agreements are effective as of May 5, 2015 and supersede and replace each executive’s previous employment agreement. The initial term of the employment agreement ends on December 31, 2015, subject to automatic extended one-year renewals thereafter (unless either party provides prior written notice not later than 30 days’ prior to the expiration of the then current term).

Under the terms of their employment agreements, Messrs. Pearson, Gilpin, Corless and Gilligan are entitled to receive an annual base salary of $550,000, $400,000, $310,000 and $275,000, respectively, (subject to increase from time to time by the Board of Directors) and are eligible to earn annual discretionary performance-based cash bonuses with targeted amounts of $800,000, $400,000, $250,000 and $175,000, respectively, to be paid on or about January 31 of the succeeding calendar year.

Under the terms of the employment agreements, in the event of the termination of the executive’s employment for any reason, the executive will be entitled to receive (i) any base salary earned but not paid through the date of termination, (ii) any accrued but unused vacation pay calculated through the date of termination, (iii) any accrued but unpaid expense reimbursements calculated through the date of termination and (iv) any benefits provided under the terms of any Company benefit plan or program.

Under the terms of each employment agreement, in the event of an executive’s termination of employment by the Company without cause (as defined in the employment agreement), by the executive for good reason (as defined in the employment agreement), or due to the executive’s death or disability, the executive will, for a 12 month “severance period” following termination (i) continue to be paid his or her annual base salary, and (ii) receive a monthly payment equal to the after-tax amount of the executive’s monthly premium for COBRA continuation coverage under our health benefit plan. In addition, the executive will receive a one-time payment equal to the prorated amount of executive’s average annual bonus for the three calendar years preceding termination.

If the executive is terminated without cause or for good reason within 24 months following a change in control of the Company (as defined in the employment agreement), the executive will receive the above-described severance payments, except that the “severance period” will be 24 months instead of 12 months, and the executive will be fully vested in all outstanding equity and equity-based awards.

The employment agreements contain a provision for the protection of our confidential information, and provide for a one-year non-compete period and a two-year non-solicit period following the executive’s termination of employment for any reason. In the event of a termination without cause or for good reason, the executive may request that his or her one-year non-compete period be shortened, and if the Company grants such request, it will have no further obligation to make the salary continuation and COBRA premium severance payments.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table shows unvested stock awards outstanding on December 31, 2016, the last day of the Company’s fiscal year, held by each of the named executive officers. There were no stock options awards held by any of the named executive officers outstanding on December 31, 2016.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)
Dayl W. Pearson	149,256	594,039
Edward U. Gilpin	61,738	245,717
R. Jon Corless	52,403	208,564
Daniel P. Gilligan	41,634	165,703

(1)	Computed by multiplying the number of unvested outstanding shares of restricted stock by $3.98, the closing market price of the Company’s common stock on December 30, 2016, the end of the last completed fiscal year.

Option Exercises and Stock Vested in Fiscal Year 2016

The named executive officers did not hold or exercise any stock options during the fiscal year ended December 31, 2016. The shares of restricted stock held by the named executive officers that vested in the fiscal year ended December 31, 2016 are set forth in the table below.

Name	Stock Awards
	Number of Shares Acquired on Vested (#)	Value Realized on Vesting ($)(1)
Dayl W. Pearson	67,694	234,652
Edward U. Gilpin	35,082	123,734
R. Jon Corless	18,633	51,687
Daniel P. Gilligan	25,713	90,718

Pension Benefits

The Company does not have any defined benefit pension plans.

Nonqualified Deferred Compensation

The Company does not have any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change of Control

Change of Control Arrangements in the Company’s Equity Incentive Plan

Under the Equity Incentive Plan, in the event of a Covered Transaction (as defined below), all outstanding, unexercised options, restricted stock awards and other stock-based awards granted under the Equity Incentive Plan will terminate and cease to be exercisable, and all other awards to the extent not fully vested (including awards subject to conditions not yet satisfied or determined) will be forfeited, provided that the Board may in its sole discretion on or prior to the effective date of the Covered Transaction take any (or any combination of) the following actions, as to some or all outstanding awards:

•	make any outstanding option exercisable in full;
•	remove any performance or other conditions or restrictions on any award;
•	in the event of a Covered Transaction under the terms of which holders of the shares of the Company will receive upon consummation thereof a payment for each such share surrendered in the Covered Transaction (whether cash, non-cash or a combination of the foregoing), make or provide for a payment (with respect to some or all of the awards) to the participant equal in the case of each affected award to the difference between (A) the fair market value of a share of common stock times the numbers of shares subject to such outstanding award (to the extent then exercisable at prices not in excess of the fair market value) and (B) the aggregate exercise price of all shares subject to such outstanding award, in each case on such payment terms (which need not be the same as the terms of payment to holders of shares) and other terms, and subject to such conditions, as the Board determines; and
•	with respect to an outstanding award held by a participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the Covered Transaction or any affiliate of such an entity, at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in the three preceding bullets, arrange to have such surviving or acquiring entity or affiliate assume any award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Board is substantially equivalent to any award being replaced.

Under the Equity Incentive Plan, a “Covered Transaction” is a (i) sale of shares of the Company’s common stock, consolidation, merger, or similar transaction or series of related transactions in which KCAP Financial is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding shares of common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all of the Company’s assets; or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

Termination of Employment Provisions in the Company’s Equity Incentive Plan

Unless the Board expressly provides otherwise (or except as provided for in an award agreement or employment agreement), immediately upon the cessation of employment or services of a participant in the Equity Incentive Plan, all awards to the extent not already vested terminate and all awards requiring exercise cease to be exercisable and terminate, except that:

•	When a participant’s employment is, or services are, terminated for Cause (as defined below), all options, vested and unvested, immediately terminate;
•	All vested options held by a participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable for the lesser of a period of 180 days following the participant’s death or the period ending on the latest date on which those options could have been exercised had there been no cessation of employment or services; and
•	In all other cases, all vested options held by a participant immediately prior to the cessation of his or her employment, to the extent then exercisable, remain exercisable for the lesser of a period of 90 days or the period ending on the latest date on which that option could have been exercised had there been no cessation of employment or services.

Under the Equity Incentive Plan, “Cause” has the same meaning as provided in the employment agreement between the participant and the Company or its affiliate, provided that if the participant is not a party to any such agreement, “Cause” means (i) the participant’s repeated material failure to perform (other than by reason of the participant’s disability), or gross negligence in the performance of, participant’s duties and responsibilities to the Company or any of its affiliates which is not cured within thirty (30) days after written notice; (ii) participant’s material breach of any written employment agreement between participant and the Company or any of its affiliates which is not cured within thirty (30) days after written notice; (iii) commission of a felony involving moral turpitude or fraud with respect to the Company or any of its affiliates; (iv) participant being sanctioned by a federal or state government or agency with violations of federal or state securities laws in any judicial or administrative process or proceeding, or having been found by any court to have committed any such violation; or (v) participant’s failure to comply with (A) any material Company policy, including without limitation, all Company Codes of Ethics, policies, procedures and handbooks, applicable to such participant or (B) any legal or regulatory obligations or requirements of participant, including, without limitation, failure of participant to provide any certifications as may be required by law which is not cured within thirty (30) days after written notice.

The Board may provide in the case of any award for post-termination exercise provisions different from those set forth above, including, without limitation, terms allowing a later exercise by a former employee (or, in the case of a former employee who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the award not exercisable immediately prior to termination of employment or other service, but in no case may an award be exercised after the latest date on which it could have been exercised had there been no cessation of employment or services.

Termination of Employment Provisions in Employment Agreements

The termination provisions are set forth in the discussion of the employment agreements above.

The following table sets forth estimated payment obligations to each of the named executive officers assuming a termination date of December 31, 2016.

Name	Termination by Company Without Cause or by Employee for Good Reason ($)(1)	Termination by Company for Cause ($)	Voluntary Termination ($)(2)	Disability ($)	Death ($)	Termination by Company without Cause or by Employee for Good Reason within 24 months of a Change in Control ($)
Dayl W. Pearson
Severance payment(3)	550,000	—	—	550,000	550,000	1,100,000
Prorata bonus(4)	800,000	—	—	800,000	800,000	800,000
Accrued and unused vacation time(5)	0 – 52,885	0 – 52,885	0 – 52,885	0 – 52,885	0 – 52,885	0 – 52,885
Insurance benefits(6)	79,647	—	—	79,647	79,647	159,293
Acceleration of equity awards	—	—	—	—	—	594,041
TOTAL:	1,429,647 – 1,482,532	0 – 52,885	0 – 52,885	1,429,647 – 1,482,532	1,429,647 – 1,482,532	2,653,334 – 2,706,219
Edward U. Gilpin
Severance payment(3)	400,000	—	—	400,000	400,000	800,000
Prorata bonus(4)	400,000	—	—	400,000	400,000	400,000
Accrued and unused vacation time(5)	0 – 38,462	0 – 38,462	0 – 38,462	0 – 38,462	0 – 38,462	0 – 38,462
Insurance benefits(6)	79,647	—	—	79,647	79,647	159,293
Acceleration of equity awards	—	—	—	—	—	245,718
TOTAL:	879,647 – 918,109	0 – 38,462	0 – 38,462	879,647 – 918,109	879,647 – 918,109	1,605,011 – 1,643,473
R. Jon Corless
Severance payment(3)	310,000	—	—	310,000	310,000	620,000
Prorata bonus(4)	250,000	—	—	250,000	250,000	250,000
Accrued and unused vacation time(5)	0 – 29,808	0 – 29,808	0 – 29,808	0 – 29,808	0 – 29,808	0 – 29,808
Insurance benefits(6)	79,647	—	—	79,647	79,647	159,293
Acceleration of equity awards	—	—	—	—	—	208,562
TOTAL:	639,647 – 669,455	0 – 29,808	0 – 29,808	639,647 – 669,455	639,647 – 669,455	1,237,855 – 1,267,663
Daniel P. Gilligan
Severance payment(3)	275,000	—	—	275,000	275,000	550,000
Prorata bonus(4)	175,000	—	—	175,000	175,000	175,000
Accrued and unused vacation time(5)	0 – 26,442	0 – 26,442	0 – 26,442	0 – 26,442	0 – 26,442	0 – 26,442
Insurance benefits(6)	79,647	—	—	79,647	79,647	159,293
Acceleration of equity awards	—	—	—	—	—	165,705
TOTAL:	529,647 – 556,089	0 – 26,442	0 – 26,442	529,647 – 556,089	529,647 – 556,089	1,049,998 – 1,076,440

(1)	This column reflects payments to the employee for base salaries and health insurance premiums for the remaining term of their employment agreements, as well as the target bonus established for each executive.
(2)	Voluntary termination other than for good reason.
(3)	Assumes the Company does not reduce the severance payments in return for a release of the remaining noncompete obligations as provided in the employment agreements.
(4)	Pro rata bonus for year of termination, based on full year of employment.
(5)	Accrued and unused vacation time is a range of minimum and maximum amounts payable, depending on the amount of vacation time used at the time of termination.
(6)	Insurance benefits are based on a December 2016 monthly payment for health and dental coverage, assuming a total tax rate of 45%.

Compensation Committee Interlocks and Insider Participation

During 2016, none of the Company’s executive officers served on the board of directors (or a compensation committee thereof or other board committee performing equivalent functions) of any entities that had one or more executive officers serve on the Compensation Committee of the Board or the Board. No current or past executive officers or employees of the Company or its subsidiaries serve on the Compensation Committee of the Board or had a relationship disclosable under “Certain Relationships and Related Transactions — Transactions with Related Persons.”

Director Compensation in Fiscal Year 2016

The following table sets forth a summary of the compensation earned by the Company’s directors (other than Mr. Pearson, who is also a named executive officer and whose compensation is reflected in the Summary Compensation Table above) in 2016:

Name	Fees Earned(1) or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Independent Directors
C. Michael Jacobi	72,250	3,570	—	—	75,820
Albert G. Pastino	88,500	3,570	—	—	92,070
C. Turney Stevens	77,500	3,570	—	—	83,630
Christopher Lacovara	100,000	3,570	—	—	103,570
John A. Ward III	79,250	3,570	—	—	82,820
Non-Independent Directors
Dean C. Kehler	69,750	3,570	—	—	73,320

(1)	Includes fees earned in 2016 but paid in 2017.
(2)	On May 3, 2016, each of Messrs. Jacobi, Pastino, Ward, Stevens, Lacovara and Kehler was granted an award of 1,000 shares of restricted stock under the 2011 Non-Employee Director Plan. Each of these awards had a grant date fair value of $3,570. The number of unvested restricted stock units held by each director listed in the table above at March 1, 2015 was as follows: Mr. Jacobi (500), Mr. Pastino (500), Mr. Stevens (500), Mr. Lacovara (500), Mr. Ward (500), Mr. Kehler (500).
(3)	As of March 9, 2017, such directors had the following aggregate vested and unvested option awards outstanding.

Name	Option Awards Outstanding (#)
C. Michael Jacobi	5,000
Dean C. Kehler	—
Christopher Lacovara	—
Albert G. Pastino	15,000
C. Turney Stevens	15,000
John A. Ward III	—

Such awards consist of an option to purchase 5,000 shares granted to each of the Independent Directors on each of June 13, 2008, June 13, 2009 and July 22, 2010. The exercise prices of such options are $11.97, $4.93 and $4.83 per share, respectively, and each such option expires on the 10th anniversary of the applicable grant date. All of such option awards have fully vested.

(4)	Amounts reflect the grant date fair value of stock options in accordance with ASC 718. Grant date fair value is based on the Binary Option Pricing Model (American, call option) pricing model for use in valuing stock options. Assumptions used in the calculation of these amounts are shown in Note 10, “Equity Incentive Plan — Stock Options,” to our audited consolidated financial statements included in our 2012 Annual Report on Form 10-K, filed with the SEC on March 18, 2013 (File No. 814-00735).

Director Compensation Policy

As compensation for serving on the Board, each of the Independent Directors who served in such capacity in 2016 received an annual fee of $60,000 and the non-executive Chairman of the Board of Directors received an additional annual fee of $40,000. In addition, each of the Independent Directors receives $1,500 per Board meeting attended in person and $750 per Board meeting attended telephonically. Employee directors and Non-Independent Directors do not receive compensation for serving on the Board. Independent Directors who serve on Board committees receive cash compensation in addition to the compensation they receive for service on the Board. The chairperson of the Company’s Audit Committee receives an additional $10,000 per year, the lead independent director receives an additional $5,000 per year, and the chairperson of each other committee of the Board receives an additional $5,000 per year and all committee members receive an additional $500 for each committee meeting they attend. The Company also reimburses its directors for their reasonable out-of-pocket expenses incurred in attending meetings of the Board.

Pursuant to the Amended and Restated Non-Employee Director Plan (the “2011 Non-Employee Director Plan”), the Independent Directors and other directors who are not officers or employees of the Company (“Non-Employee Directors”) may be issued restricted stock as a portion of their compensation for service on the Board in accordance with the terms of exemptive relief granted by the SEC in August 2008. A description of the Non-Employee Director Plan is provided under “— Equity Incentive Plans — Non-Employee Director Plan” below.

Equity Incentive Plans

Equity Incentive Plan

Under the Equity Incentive Plan and the exemptive relief, the Company may grant share-based awards, including without limitation, restricted shares and options to acquire shares. As of March 9, 2017, under the Equity Incentive Plan, 407,250 shares of restricted stock were outstanding, 730,350 shares of restricted stock had vested, 4,309 shares of restricted stock had been forfeited, no options were outstanding and 930,171 shares were available for future grants.

In accordance with the terms of the Equity Incentive Plan, the Board has authorized the Compensation Committee to administer the Equity Incentive Plan, but has retained the authority to make grants. In accordance with the provisions of the Equity Incentive Plan, the Compensation Committee will determine the terms of options and other awards, including:

•	the determination of which employees will be granted restricted stock, options and other awards;
•	the time such awards shall be granted and the number of shares subject to such awards;
•	the terms and conditions of such awards; and
•	the form or instruments evidencing the awards.

No participant may receive awards of options for over 1,000,000 shares of common stock or over 500,000 shares of restricted stock in any calendar year. The aggregate number of shares of restricted stock that may be issued under the Equity Incentive Plan may not exceed 10% of the outstanding shares on the effective date of the Equity Incentive Plan, plus 10% of the number of shares issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Equity Incentive Plan. No one person may be granted more than 25% of the shares of restricted stock reserved for issuance under the Equity Incentive Plan. In addition, the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options and rights issued to the Company’s directors, officers and employees, together with any restricted stock issued by the Company, would exceed 15% of the outstanding voting securities of the Company, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 20% of the outstanding voting securities of the Company.

The Board or any committee to which the Board delegates authority may, with the consent of any adversely affected Equity Incentive Plan participants and to the extent permitted by law, reprice or otherwise amend outstanding awards consistent with the terms of the Equity Incentive Plan. No share may be repriced other than in accordance with the 1940 Act and the applicable shareholder approval requirements of The Nasdaq Global Select Market.

In the case of a stock dividend, stock split, recapitalization or other similar change, the number and kind of shares subject to options, shares of restricted stock and other stock-based awards then outstanding or subsequently granted under the Equity Incentive Plan, the exercise price of such awards, the maximum number of shares that may be delivered under the Equity Incentive Plan, and other relevant provisions shall be appropriately adjusted by the Board. The Board may also adjust the number of shares subject to outstanding awards, the exercise price of outstanding awards, and the terms of outstanding awards to take into consideration extraordinary dividends, consolidations or mergers, acquisitions or dispositions of securities or property (with the exception of those that qualify as “Covered Transaction,” in which case the Board may take any one or more of the actions described above under “— Potential Payments Upon Termination or Change of Control — Change of Control Arrangements in the Company’s Equity Incentive Plan”), or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Equity Incentive Plan. However, the exercise price of options granted under the Equity Incentive Plan will not be adjusted unless the Company receives an exemptive order from the SEC or written confirmation from the SEC staff that the Company may do so. The Board has adopted the 2017 Equity Incentive Plan and recommended that it be submitted to shareholders for their approval at the Annual Meeting. Terms of the 2017 Equity Incentive Plan are substantially similar to the Equity Incentive Plan. Please refer to “Proposal 2: Approval of 2017 Equity Incentive Plan” below for a summary of certain principal features of the 2017 Equity Incentive Plan, and to Appendix A for the actual text of the 2017 Equity Incentive Plan.

Non-Employee Director Plan

The 2008 Non-Employee Director Plan was originally adopted by the Board and was approved by a vote of the Company’s shareholders at the 2008 Annual Shareholder Meeting (the “Prior Plan”). Effective June 10, 2011, the Prior Plan was amended and restated in accordance with a resolution of the Board and approved by a vote of the Company’s shareholders at the 2011 Annual Shareholder Meeting (as amended, the “2011 Non-Employee Director Plan”). Pursuant to such amendment, the Company is permitted to issue restricted stock, and is no longer permitted to issue any options for common stock, of the Company to Non-Employee Directors. Options granted to Non-Employee Directors prior to the effectiveness of the 2011 Non-Employee Director Plan remain outstanding in accordance with the terms of the Prior Plan. Upon the expiration of the 2011 Non-Employee Director Plan in June 2016, there were 69,000 remaining unissued shares of common stock. In addition, as of March 9, 2017, under the 2011 Non-Employee Director Plan, 3,000 shares of unvested restricted stock were outstanding, 28,000 shares of restricted stock had vested, and no shares of restricted stock had been forfeited. As of March 9, 2017, 30,000 shares were subject to outstanding options, and there were no additional options available for future grants under the 2011 Non-Employee Director Plan. Any options outstanding as of the date of the 2011 Annual Shareholder Meeting are governed in all respects by the terms of the Prior Plan. The Board has adopted the 2017 Non-Employee Director Plan and recommended that it be submitted to shareholders for their approval at the Annual Meeting. Terms of the 2017 Non-Employee Director Plan are substantially similar to the 2011 Non-Employee Director Plan. Please refer to “Proposal 3: Approval of 2017 Non-Employee Director Plan” below for a summary of certain principal features of the 2017 Non-Employee Director Plan, and to Appendix B for the actual text of the 2017 Non-Employee Director Plan.

Under the 2011 Non-Employee Director Plan, the Non-Employee Directors automatically receive 1,000 shares of restricted stock on the date of each annual meeting of shareholders during the term of the plan. The shares immediately vest as to one-half of the restricted stock grant and the remaining one-half of the restricted stock grant on the earlier of (i) the first anniversary of such grant, or (ii) the date immediately preceding the next annual meeting of shareholders (or meeting in lieu of the annual meeting of shareholders), so that the entire award is fully vested on the first anniversary of the date of grant; provided that such Non-Employee Directors then and since the date of grant has continuously been in the service of the

Company as a Non-Employee Director. In addition, a Non-Employee Director who is appointed to serve on the Board outside of the annual election cycle would automatically be granted a pro rata portion of the restricted stock grant on the date of such appointment to the Board. The grants of restricted stock to Non-Employee Directors under the 2011 Non-Employee Director Plan are automatic (subject to the authority of the Board to prevent or limit the granting of restricted stock).

In accordance with the terms of the 2011 Non-Employee Director Plan, the Board has authorized the Compensation Committee to administer the 2011 Non-Employee Director Plan.

Unless the Board expressly provides otherwise, immediately upon the cessation of the Non-Employee Director’s service (unless upon such termination or within 90 days thereafter such Non-Employee Director becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director), all awards of restricted stock, to the extent not already vested, will be forfeited. However, if the Non-Employee Director ceases providing services as a Non-Employee Director but within 90 days of such cessation becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director, such person shall vest in any unvested restricted shares on the later of (i) the next annual shareholders meeting (in accordance the terms of the 2011 Non-Employee Director Plan) or (ii) the date on which such person becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director.

Unless the Board expressly provides otherwise, immediately upon the cessation of the Non-Employee Director’s service, all options awarded under the Prior Plan, to the extent not already vested, terminate, except that:

•	When the Non-Employee Director’s services are ceased for Cause (as defined below), all options, vested and unvested, immediately terminate;
•	For vested options held by the Non-Employee Director immediately prior to his or her death, to the extent then exercisable, the options remain exercisable for the lesser of a period of 180 days following the Non-Employee Director’s death or the period ending on the latest date on which those options could have been exercised had there been no cessation of services; and
•	In all other cases, all vested options held by the Non-Employee Director immediately prior to the cessation of his or her services, to the extent then exercisable, remain exercisable for the lesser of a period of 90 days or the period ending on the latest date on which that option could have been exercised had there been no cessation of services.

Under the Prior Plan, “Cause” means (i) commission of a felony or of a crime involving moral turpitude, (ii) gross dereliction of duty or (iii) any breach of duty that is materially injurious to the business or reputation of the Company.

The Board may provide in the case of any option award granted under the Prior Plan for post-termination exercise provisions different from those set forth above, including, without limitation, terms allowing a later exercise by a former Non-Employee Director (or, in the case of a former Non-Employee Director who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the option award not exercisable immediately prior to termination of service, but in no case may an award be exercised after the latest date on which it could have been exercised had there been no cessation of services.

The 2011 Non-Employee Director Plan has provisions relating to stock dividends, stock splits, recapitalizations or other changes to outstanding awards, and “Covered Transactions” analogous to those described under “— Equity Incentive Plan” above. The Company is seeking approval of the 2017 Non-Employee Director Plan at the Meeting, as further described below.

Equity Compensation Plan Information

The following table summarizes certain information regarding the Equity Incentive Plan and the 2011 Non-Employee Director Plan as of December 31, 2016:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	50,000	$7.72	930,171	(2)(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	50,000	$7.72	930,171	(2)(3)

(1)	The Company’s Equity Incentive Plan and 2011 Non-Employee Director Plan.
(2)	Subject to the following additional limitations: The aggregate number of shares of restricted stock that may be issued under the Equity Incentive Plan, the 2011 Non-Employee Director Plan, and any other Company executive compensation plan, collectively, may not exceed 10% of the outstanding shares of the Company on the effective date of the 2011 Non-Employee Director Plan, plus 10% of the number of shares of the Company’s common stock issued or delivered by the Company (other than pursuant to compensation plans) during the term of the 2011 Non-Employee Director Plan. No one person may be granted more than 25% of the shares of restricted stock reserved for issuance under the Equity Incentive Plan. For purposes of calculating compliance with this limit, the Company will count as restricted stock all shares of the Company’s common stock that are issued pursuant to the 2011 Non-Employee Director Plan less any shares that are forfeited back to the Company and cancelled as a result of forfeiture restrictions not lapsing. In addition, the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options and rights issued to the Company’s directors, officers and employees, together with any restricted stock issued by the Company, would exceed 15% of the outstanding voting securities of the Company, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 20% of the outstanding voting securities of the Company.
(3)	The shares issuable under the Company’s Equity Incentive Plan may be issued in the form of options, restricted stock or other stock-based awards. The shares issuable under the Company’s 2011 Non-Employee Director Plan may currently be issued in the form of restricted stock.

PROPOSAL 2:

APPROVAL OF THE 2017 EQUITY INCENTIVE PLAN

The Board and executive management believe that, because the market for investment professionals is highly competitive, our successful performance depends on our ability to offer fair compensation packages to our professionals that are competitive with those offered by other specialty finance companies. The highly specialized nature of our business, the competitiveness of our market and the skills and importance of our employees make retention even more critical. The ability to offer equity-based compensation to our professionals, which both aligns employee behavior with stockholder interests and provides a retention tool, is vital to our future growth and success.

The Board has been judicious in its use of equity-based compensation under our current Equity Incentive Plan, which was previously approved by our shareholders in June 2008. Pursuant to the current Equity Incentive Plan, up to 2,000,000 shares of common stock were reserved for issuance. There are 930,171 unissued shares of common stock currently remaining under the Equity Incentive Plan. The shares under the current Equity Incentive Plan, however, have been substantially depleted, and the term of the plan will expire in the near future. Without approval of a new or amended equity-based compensation plan, we would need to make changes to our long-term incentive program that would limit our ability to provide market-competitive compensation to attract and retain the caliber of employees necessary to achieve superior performance.

Summary of the 2017 Equity Incentive Plan

The Board voted to approve the 2017 Equity Incentive Plan on March 21, 2017 for the purpose of attracting and retaining the services of executive officers and other key employees, and recommends approval of the 2017 Equity Incentive Plan by shareholders. As decribed below, the Company received exemptive relief from the SEC in March 2008 permitting the Company to issue restricted stock to its officers and employees. The following is a summary of the material features of the 2017 Equity Incentive Plan, as it will be in effect following approval by the shareholders. It may not contain all of the information important to you. You are encouraged to read the entire 2017 Equity Incentive Plan, a copy of which appears as Appendix A to this Proxy Statement.

Effective Date.  If adopted by shareholders, the 2017 Equity Incentive Plan will be effective immediately upon such approval by the shareholders.

Purpose and Effect of Amendment.  Shareholders are being requested to consider and approve the amendment and restatement of the Equity Incentive Plan. The Equity Incentive Plan was established in 2006 and amended in 2008, 2014 and 2015. The 2017 Equity Incentive Plan extends the term of the plan to May 4, 2022. The 2017 Equity Incentive Plan allows us to issue restricted stock, as well as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code and non-statutory stock options (“NSOs”) to officers and employees.

Participation.  Under the 2017 Equity Incentive Plan, key employees and officers of the Company are eligible to be granted awards. Participants in the 2017 Equity Incentive Plan may receive grants of restricted stock or awards of options to purchase shares of common stock, as determined by the Board.

Administration.  The Board administers the 2017 Equity Incentive Plan and has the authority, subject to the provisions of the 2017 Equity Incentive Plan, to determine who will receive awards under the 2017 Equity Incentive Plan and the terms of such awards. The Board has the authority to adjust the number of shares available for awards, the number of shares subject to outstanding awards and the exercise price for awards; however, the exercise price of options granted under the 2017 Equity Incentive Plan will not be adjusted unless we first receive an exemptive order from the SEC or written confirmation from the staff of the SEC that we may do so.

Restricted Stock.  The 2017 Equity Incentive Plan permits the issuance of restricted stock consistent with such terms and conditions as the Board shall deem appropriate. The Board will determine the time or times at which such shares of restricted stock will become vested and the terms on which such shares will become vested. Such grants of restricted stock shall not be transferable other than by will or by the laws of descent and distribution. Any shares of restricted stock for which forfeiture restrictions have not lapsed at the point at which the participant terminates his employment will terminate immediately and such shares will be returned to the Company and will be available for future awards under this plan.

Options.  Options granted under the 2017 Equity Incentive Plan entitle the optionee, upon exercise, to purchase shares of common stock at a specified exercise price per share. The exercise price of each option shall be determined by the Board. The exercise price of an option will not be less than the current market value of, or if no such market value exists, the current net asset value of, the shares as determined in good faith by the Board on the date of grant.

Subject to the provisions of the 2017 Equity Incentive Plan, the Board may determine who will receive awards under the 2017 Equity Incentive Plan and the terms of such awards. The Board will have the authority to adjust the number of shares available for awards, the number of shares subject to outstanding awards and the exercise price for awards following the occurrence of events such as stock splits, dividends, distributions and recapitalizations. The exercise price of an option may be paid in the form of shares of stock that are already owned by such optionholder.

SEC Order and Limitations on Awards.  The SEC has granted the Company an order (the “Restricted Stock Order”) that authorizes the Company to issue restricted shares of its common stock to the Company’s employees and officers, subject to stockholder approval of the compensation plan. Awards under the 2017 Equity Incentive Plan will comply with all aspects of the Restricted Stock Order, including the following:

•	each issuance of restricted stock to employees and officers will be approved by a required majority of the Board, as defined under the 1940 Act, on the basis that such award is in the best interests of the Company and stockholders;
•	the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any restricted stock issued pursuant to the 2017 Equity Incentive Plan, the 2017 Non-Employee Director Plan and any other compensation plan of the Company’s, will not exceed 25%, at the time of issuance, of the Company’s outstanding voting securities, nor will such amount exceed 20% of the Company’s outstanding voting securities if the amount of voting securities that would result from the exercise of all warrants, options and rights issued to the Company’s directors, officers and employees, together with any restricted stock issued under the plans, would exceed 15% of the Company’s outstanding voting securities;
•	the maximum amount of restricted stock that may be issued under the 2017 Equity Incentive Plan, the 2017 Non-Employee Director Plan and any other compensation plan of the Company’s will be 10% of the outstanding shares of the Company’s common stock on the effective date of the 2017 Equity Incentive Plan, plus 10% of the number of shares of the Company’s common stock issued or delivered by the Company (other than pursuant to compensation plans) during the term of the 2017 Equity Incentive Plan and the 2017 Non-Employee Director Plan;
•	no one person may be granted Awards of restricted stock relating to more than 25% of the shares available under the 2017 Equity Incentive Plan; and
•	the Board will review prior to any grant of restricted stock, and no less than annually, the potential impact that the issuance of restricted stock will have on the Company’s earnings and net asset value per share.

Termination Date.  Unless sooner terminated by the Board, the 2017 Equity Incentive Plan will terminate on the fifth anniversary of its effective date, and no additional awards may be made under such Plan after that date. The 2017 Equity Incentive Plan provides that all awards granted under such plan are subject to modification as required to ensure that such awards do not conflict with the requirements of the 1940 Act applicable to the Company.

In the event of a consolidation, merger, stock sale, a sale of all or substantially all of the Company’s assets, a dissolution or liquidation or other similar events (a “Covered Transaction”), the Board may provide for the assumption of some or all outstanding options or for the grant of new substitute options by the acquirer or survivor. If no such assumption or substitution occurs, all outstanding options will become exercisable prior to the Covered Transaction and will terminate upon consummation of the Covered Transaction.

Awards under the 2017 Equity Incentive Plan will be granted to our officers and other employees as determined by the Board at the time of each issuance. The Board may at any time terminate the 2017 Equity Incentive Plan as to any future grants of awards; however, except as otherwise expressly provided in the 2017 Equity Incentive Plan, the Board may not, without the participant’s consent, alter the terms of an award so as to affect adversely the participant’s rights under the award unless the Board expressly reserved the right to do so at the time of the grant of the award.

Future Grants under the 2017 Equity Incentive Plan

Future grants of restricted stock or options to officers and employees under the 2017 Equity Incentive Plan are discretionary and are, therefore, not determinable at this time.

U.S. Federal Income Tax Consequences

Certain Tax Code Limitations on Deductibility.  Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer) who are employed by the corporation on the last day of the taxable year, subject to limited exceptions. Amounts paid under the 2017 Equity Incentive Plan will not meet such exceptions, and accordingly, compensation paid to such individuals in excess of $1,000,000 will generally not be deductible to the Company or its affiliates.

Restricted Stock Awards.  No taxable income is recognized by a recipient of a restricted stock award upon the grant of such award. However, a recipient of a restricted stock award under the 2017 Equity Incentive Plan will incur taxable income based on the fair market value of the Company’s common stock when the forfeiture provisions on his or her award, or any portion thereof, lapse. Such taxable income will generally be recognized as ordinary income. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year he or she receives the restricted stock award the fair market value of the award on the date of issuance. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the forfeiture provisions lapse.

Non-Statutory Stock Options.  Stock options granted under the 2017 Equity Incentive Plan will not be taxable to a recipient at the time of grant and we are not allowed a tax deduction by reason of the grant. Upon the exercise of a stock option, the amount by which the fair market value of the shares of common stock received, determined as of the date of exercise, exceeds the exercise price will be treated as ordinary income to the recipient of the option in the year of exercise. In accordance with applicable regulations, we will require the optionee to pay to us an amount sufficient to satisfy withholding taxes in respect of such compensation income at the time of the exercise of the option. Generally, we will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the recipient of the option. When the optionee sells the shares, he will generally recognize a capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold) in an amount equal to the difference between the amount realized upon the sale of the shares and his basis in the shares (i.e., the exercise price plus the amount taxed to the optionee as compensation income).

Incentive Stock Options.  A recipient of an incentive stock option under the 2017 Equity Incentive Plan will not generally recognize any taxable income for U.S. federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option, except possibly under the alternative minimum income tax rules. If the recipient exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the stock option or within one year after the shares are transferred to the recipient of the option), the recipient receives long-term capital gains treatment on the difference between the price for which the recipient of the incentive stock option sells the shares of common stock and his or her tax basis in the shares (generally, the amount paid upon exercise of such options). In the event of a disqualifying disposition, the difference between the fair market value of the shares of common stock received on the date of exercise and the exercise price will generally be treated as ordinary income in the year of disposition. We would not be entitled to a deduction with respect to shares received by a recipient of an incentive stock option upon exercise if the common stock received is not disposed of in a disqualifying disposition. If, however, an amount is treated as ordinary income to the recipient of an incentive stock option due to a disqualifying disposition, we would be entitled to a corresponding deduction in the same amount for compensation paid.

THE BOARD RECOMMENDS A VOTE
“FOR”
THE APPROVAL OF THE 2017 EQUITY INCENTIVE PLAN

PROPOSAL 3:

APPROVAL OF THE 2017 NON-EMPLOYEE DIRECTOR PLAN

The 2011 Non-Employee Director Plan was previously authorized by the Company’s shareholders in June 2011 to provide equity-based compensation to our non-employee directors. The shares under the 2011 Non-Employee Director Plan have been substantially depleted since implementation, and the term of the plan has expired. The Company believes that, because the market for qualified director candidates is highly competitive, the Company’s successful performance depends on its ability to offer fair compensation packages to its directors that are competitive with those offered by other investment management businesses. In that regard, the ability to offer equity-based compensation to its Non-Employee Directors which both aligns the behavior of Non-Employee Directors with shareholder interests and provides a retention tool, is vital to the Company’s future growth and success. The Company has concluded that it must provide the Non-Employee Directors with additional incentives in order to attract and retain highly qualified and motivated individuals to assist in its development. The Company believes that it is competing for qualified and motivated director candidates against non-BDC public companies which are permitted to offer equity compensation such as options and restricted stock.

Non-Employee Directors provide the Company with the skills and experience necessary for management and oversight of the Company’s investments and operations, and are likely to have specific experience with respect to industries in which the Company invests. The restricted stock to be granted to Non-Employee Directors is a necessary adjunct to the Non-Employee Directors’ fees and provides fair and reasonable compensation for the services and attention they devote to the Company. The Company’s Non-Employee Directors make a significant contribution to the management of the Company’s business and to the analysis and supervision of its portfolio investments. The Non-Employee Directors serve as valuable resources, whom the Company’s management consults for guidance regarding, among other things, operational matters, asset valuation and strategic direction.

Retention and recruitment of the best people is vital to the future success and growth of the Company’s business and is in the best interests of the Company’s shareholders. Appropriate compensation plans that support the Company’s objectives and align the interests of shareholders and Non-Employee Directors are essential to long term success in the investment business in general and critical to the Company’s business in particular.

The Company believes that its ability to make restricted stock grants under the 2017 Non-Employee Director Plan to Non-Employee Directors provides a means of retaining the services of current Non-Employee Directors and of attracting qualified persons to serve as Non-Employee Directors in the future. The restricted stock to be granted to Non-Employee Directors will provide significant incentives to the Non-Employee Directors to remain on the Board and to devote their best efforts to the success of the Company’s business and the enhancement of stockholder value in the future. The restricted stock will provide a means for the Non-Employee Directors to increase their ownership interests in the Company, thereby ensuring close identification of their interests with those of the Company and its shareholders.

Summary of the 2017 Non-Employee Director Plan

The Board voted to approve the 2017 Non-Employee Director Plan on March 21, 2017 and recommends approval of the 2017 Non-Employee Director Plan by shareholders. As described below, the Company received exemptive relief from the SEC in August 2010 permitting the Company to grant shares of restricted stock to Non-Employee Directors as a portion of their compensation for service on the Board. The following is a summary of the material features of the 2017 Non-Employee Director Plan as it will be in effect following approval by the Company’s shareholders. It may not contain all of the information important to you. You are encouraged to read the entire 2017 Non-Employee Director Plan, a copy of which appears as Appendix B to this proxy statement and is incorporated by reference herein.

Effective Date.  If adopted by shareholders, the 2017 Non-Employee Director Plan will be effective immediately upon such approval by the shareholders.

Purpose and Effect of Amendment.  Shareholders are being requested to consider and approve the 2017 Non-Employee Director Plan. The 2011 Non-Employee Director Plan was previously approved by the Board on March 18, 2011 and approved by the Company’s shareholders on June 10, 2011. The 2017 Non-Employee Director Plan extends the term of the plan to May 4, 2027.

Annual Grants of Restricted Stock; Vesting.  Subject to the approval of the 2017 Non-Employee Director Plan by shareholders, Non-Employee Directors automatically would be granted 1,000 shares of restricted stock each year on the date of the annual meeting of shareholders (or meeting in lieu of the annual meeting of shareholders). The shares would immediately vest as to one-half of the restricted stock grant and as to the remaining one-half of the restricted stock grant on the earlier of (i) the first anniversary of such grant, or (ii) the date immediately preceding the next annual meeting of shareholders (or meeting in lieu of the annual meeting of shareholders), so that vesting for one hundred percent (100%) of the restricted stock grant would occur one year after the date of grant; provided that the participant is then and since the date of grant has continuously been a Non-Employee Director. In addition, a Non-Employee Director who is appointed to serve on the Board outside of the annual election cycle would automatically be granted a pro rata portion of the restricted stock grant on the date of such appointment to the Board. The grants of restricted stock to Non-Employee Directors under the 2017 Non-Employee Director Plan will be automatic (subject to the authority of the Board to prevent or limit the granting of restricted stock).

Restrictions on Transfer.  Vested restricted stock may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof. Except to the extent restricted under the terms of the 2017 Non-Employee Director Plan, a Non-Employee Director granted restricted stock will have all the rights of any other shareholder, including the right to vote the restricted stock and the right to receive dividends. During the restriction period (i.e., prior to the lapse of applicable forfeiture restrictions), the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by Non-Employee Directors pursuant to the 2017 Non-Employee Director Plan. Except as the Board otherwise determines, upon termination of a Non-Employee Director’s service on the Board, restricted stock for which forfeiture restrictions have not lapsed at the time of such termination shall be forfeited (unless upon such termination or within 90 days thereafter the participant becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director).

Administration.  The 2017 Non-Employee Director Plan is to be administered by the Board. Subject to the terms of the 2017 Non-Employee Director Plan, the Board is authorized to make all determinations that may be necessary or advisable for the administration of the 2017 Non-Employee Director Plan.

SEC Order and Limitations on Awards.  The SEC has granted the Company an order (the “Non-Employee Order”), that authorizes the Company to issue restricted shares of its common stock to the Company’s non-employee directors, subject to stockholder approval of the compensation plan. Awards under the 2017 Non-Employee Director Plan will comply with all aspects of the Non-Employee Order, including the following:

•	each issuance of restricted stock to the Company’s non-employee directors will be approved by a required majority of the Board, as defined under the 1940 Act, on the basis that such award is in the best interests of the Company and its stockholders;
•	the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any restricted stock issued pursuant to the 2017 Equity and Incentive Plan, the 2017 Non-Employee Director Plan and any other KCAP Financial compensation plan, will not exceed 25%, at the time of issuance, of the outstanding voting securities of the Company, nor will such amount exceed 20% of the outstanding voting securities of the Company if the amount of voting securities that would result from the exercise of all warrants, options and rights issued to our directors, officers and employees, together with any restricted stock issued under the plans, would exceed 15% of our outstanding voting securities;

•	the maximum amount of restricted stock that may be issued under the 2017 Non-Employee Director Plan, the 2017 Equity Incentive Plan and any other KCAP Financial compensation plan will be 10% of the outstanding shares of the Company’s common stock on the effective date of the 2017 Non-Employee Director Plan, plus 10% of the number of shares of the Company’s common stock issued or delivered by the Company (other than pursuant to compensation plans) during the term of the 2017 Non-Employee Director Plan and the 2017 Equity Incentive Plan; for purposes of calculating compliance with this limit, the Company will count as restricted stock all shares of the Company’s common stock that are issued pursuant to the 2017 Non-Employee Director Plan less any shares that are forfeited back to the Company and cancelled as a result of forfeiture restrictions not lapsing; and
•	the Board will review prior to any grant of restricted stock, and no less than annually, the potential impact that the issuance of restricted stock will have on the Company’s earnings and net asset value per share.

In addition, no Non-Employee Director may be granted more than 25% of the shares of the Company’s common stock reserved for issuance under the 2017 Non-Employee Director Plan.

Termination Date.  Unless sooner terminated by the Board, the 2017 Non-Employee Director Plan will terminate on the tenth anniversary of its effective date, and no additional awards may be made under such Plan after that date. The 2017 Non-Employee Director Plan provides that all awards granted under such plan are subject to modification as required to ensure that such awards do not conflict with the requirements of the 1940 Act applicable to the Company.

Expected 2017 Issuance of Restricted Stock to Non-Employee Directors

If the 2017 Non-Employee Director Plan is approved by shareholders, we expect to grant the following awards to our Non-Employee Directors in the fiscal year ending December 31, 2017:

Name and Position	Shares of Restricted Stock
Dean C. Kehler, Director	1,000
Christopher Lacovara, Director	1,000
C. Michael Jacobi, Director	1,000
Albert G. Pastino, Director	1,000
C. Turney Stevens, Director	1,000
John A. Ward, III, Director	1,000

THE BOARD RECOMMENDS A VOTE
“FOR”
THE APPROVAL OF THE 2017 NON-EMPLOYEE DIRECTOR PLAN

PROPOSAL 4:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis above, in this proxy statement describes the Company’s executive compensation program and the compensation decisions that the Compensation Committee and Board made in 2016 with respect to the compensation of the named executive officers. The Board is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal, which is sometimes referred to as a “say-on-pay vote,” is provided as required pursuant to Section 14A of the Exchange Act.

As described in the Compensation Discussion and Analysis, the Company’s executive compensation program embodies a pay-for-performance philosophy that supports KCAP Financial’s business strategy and aligns the interests of its executives with those of its shareholders, with the objective of attracting, retaining and motivating the best possible executive talent and avoiding risks that would be reasonably likely to have a material adverse effect on the Company. For these reasons, the Board is asking shareholders to support this proposal. Although the vote the Board is asking you to cast is non-binding, the Compensation Committee and the Board value the views of shareholders and will consider the outcome of the vote when determining future compensation arrangements for the Company’s named executive officers.

THE BOARD RECOMMENDS A VOTE
“FOR”
THE ADVISORY PROPOSAL TO APPROVE
THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 5:

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In this proposal, which is provided as required pursuant to Section 14A of the Exchange Act, the Board is asking shareholders to cast a non-binding, advisory vote on how frequently in the future the Company should have say-on-pay votes, such as the vote included in Proposal 4 in this proxy statement:

“RESOLVED, that the shareholders of the Company recommend, in a non-binding vote, whether an advisory vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.”

Shareholders will be able to mark the enclosed proxy card or voting instruction form on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may indicate that you are abstaining from voting. This vote, like the say-on-pay vote itself, is not binding on the Board. The Board believes that say-on-pay votes should be held annually to give shareholders the opportunity to provide regular input on the Company’s executive compensation programs.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE ONE-YEAR OPTION
AS THE FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

No person is deemed to control us, as such term is defined in the 1940 Act.

The following table sets forth, as of March 9, 2017, information with respect to the beneficial ownership of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors and each named executive officer; and
•	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 37,217,968 shares of our common stock outstanding as of March 9, 2017.

Unless otherwise indicated, to our knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder, except to the extent authority is shared by spouses under applicable law, and maintains an address of c/o KCAP Financial Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017.

Name and Address	Number of Shares	Percentage of Class	Dollar Range of Equity Securities ($)(1)
Directors and Executive Officers:
Independent Directors
C. Michael Jacobi(2)	41,190	*	>100,000
Christopher Lacovara(3)	582,134	1.6%	>100,000
Albert G. Pastino(2)	25,497	*	>100,000
C. Turney Stevens(2)	22,500	*	50,001 – 100,000
John A. Ward III	4,000	*	1 – 10,000
Non-Independent Directors
Dean C. Kehler(4)	1,672,000	4.5%	>100,000
Dayl W. Pearson(5)	338,802	*	>100,000
Executive Officers
R. Jon Corless(5)	106,157	*	>100,000
Edward U. Gilpin(5)(6)	113,100	*	>100,000
Daniel P. Gilligan(5)	81,269	*	>100,000
Directors and Executive Officers as a Group (10 persons)	2,986,649	8.02%

*	Less than 1%.
(1)	Based on the closing price of the Company’s common stock on March 9, 2017 of $4.00.
(2)	Includes (a) 15,000 shares of common stock issuable pursuant to options granted under the 2008 Non-Employee Director Plan that are currently exercisable to each of Messrs. Jacobi, Pastino and Stevens; and (b) 2,000 shares of common stock issuable as restricted stock granted under the 2011 Non-Employee Director Plan to each of Messrs. Jacobi, Pastino and Stevens.
(3)	Excludes shares of common stock held by the KKAT Entities. Mr. Lacovara is a member of the KKAT Entities and therefore may have a pecuniary interest in certain of the shares held by the KKAT Entities. Mr. Lacovara disclaims beneficial ownership of the shares held by the KKAT Entities except to the extent of their respective pecuniary interests therein and 1,000 shares of common stock issuable as restricted stock granted under the 2011 Non-Employee Director Plan to Mr. Lacovara.
(4)	Includes 1,800,000 shares acquired by Mr. Kehler as consideration for his indirect sale of certain property and limited liability company interests in Trimaran Advisors, L.L.C. To KCAP Financial on February 29, 2012. Mr. Kehler indicated that he has sole dispositive and voting power over 725,000 of such shares which were delivered at the closing of the transaction.
(5)	Shares of restricted stock granted under the Equity Incentive Plan to Messrs. Pearson, Gilpin, Corless and Gilligan on May 6, 2013. One half of the restricted stock award vested on each of the third and fourth anniversaries of the grant date, May 6, 2013.
(6)	Shares of restricted stock granted under the Equity Incentive Plan to Mr. Gilpin on June 15, 2012 vested on each of the third and fourth anniversaries of the grant date, June 15, 2012.

The Board has established stock ownership guidelines pursuant to which the Company’s directors and executive officers are required to achieve and maintain minimum levels of stock ownership. Our Corporate Governance and Stock Ownership Guidelines may be found at http://www.kcapfinancial.com/under “Committees & Charters” in the “Corporate Governance” section of our website.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of KCAP Financial’s common stock to file initial reports of ownership and reports of changes in ownership of KCAP Financial’s common stock with the SEC and, to the extent such reports are not filed through the SEC’s EDGAR system, The Nasdaq Global Select Market. KCAP Financial is required to disclose in its annual report on Form 10-K and its proxy statement any failure to file these reports by the required due dates. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, the Company believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the last completed year, except that Messrs. Corless, Gilpin and Pearson each did not timely file a Form 4 for a transaction during the completed year, but such Forms 4 were subsequently filed. In making the above statements, the Company has relied upon the written representations of its directors and Section 16 officers.

TRANSACTIONS WITH RELATED PERSONS

KCAP Financial has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the Company is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of the Independent Directors and, in some cases, the SEC. The affiliates with which the Company may be prohibited from transacting include its officers, directors and employees and any person controlling or under common control with the Company.

In addition, the Company adopted and maintains a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements and applicable law. A copy of the code of ethics is available on the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

PROPOSAL 6:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 21, 2017, upon the recommendation of the Audit Committee of the Board, the Board re-engaged Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2017.

It is expected that a representative of EY will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

The following table presents fees for professional services rendered by EY for fiscal year ended 2016 and for fiscal year ended 2015.

	2016	2015
Audit Fees(1)	$888,050	$857,000
Audit-Related Fees(2)	6,750	—
Tax Fees(3)	19,000	—
All Other Fees	30,640	30,428
Total Fees	$944,440	$887,428

(1)	Audit fees represent fees and expenses for the annual audit, including the audit of the Company’s annual financial statements, quarterly reviews, comfort letters, statutory and regulatory filings, and consents and other services related to registered and unregistered offerings of the Company’s securities.
(2)	Audit-related fees represent services such as consultations, due diligence and attest services not required by statue or regulation.
(3)	Tax fees represent services in conjunction with preparation of the Company’s tax return.

In addition to the services listed above, EY provided audit and other services to the Company’s wholly-owned, unconsolidated subsidiaries and certain other affiliates. The fees for such services are as follows:

	2016	2015
AMA & CLO Audit Fees	$361,150	$426,400
Tax Services for CLOs	133,000	132,000
All Other Fees	199,768	209,420
	$693,918	$767,820

The fees for such services are included in the expenses of the unconsolidated subsidiaries and/or affiliates. These amounts are not included in the expenses of the Company.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by its independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by its independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence. The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee shall establish policies and procedures for the engagement of the independent auditors to provide permissible audit and non-audit services. The Audit Committee can delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full Audit Committee at its scheduled meetings.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION
OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
OF THE COMPANY FOR THE CURRENT YEAR.

OTHER MATTERS

Attending the Meeting

The Meeting will take place at the office of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017.

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the 2018 Annual Meeting of Shareholders, a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by the Company no later than November 23, 2017, and, if the date of the 2018 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2017 Annual Meeting of Shareholders, a reasonable time before the Company begins to print and send its materials for the 2018 Annual Meeting of Shareholders, and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals Other than Pursuant to Rule 14a-8

Under the Company’s bylaws, any shareholder of KCAP Financial may nominate candidates for election to the Board and bring any other matter before an annual meeting (other than the matters to be included in the Company’s proxy statement following the procedures described above) if the shareholder (i) is a shareholder of record on the date of the giving of the notice, as provided below, (ii) is a shareholder of record on the record date for the determination of shareholders entitled to vote at such meeting and (iii) complies with the notice procedures set forth below.

In addition to any other applicable requirements, for a nomination or other proposal to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, no less than ninety (90) days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary relating to election of directors must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be in proper written form, a shareholder’s notice to the Secretary relating to any other matter must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The deadline for receipt of timely notice of shareholder proposals for submission to the 2018 Annual Meeting of Shareholders is February 3, 2018. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Communications to the Board

Shareholders may communicate with the Board or one or more directors by sending a letter addressed to the Board or to any one or more directors, c/o Corporate Secretary, KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017, in an envelope clearly marked “Shareholder Communication.” The Corporate Secretary’s office will forward such correspondence unopened to one or more members of the Board, unless the envelope specifies that it should be delivered to a specific director.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to KCAP Financial, Inc., Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or calling Investor Relations at (212) 455-8300.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (without exhibits, unless otherwise requested), is provided to shareholders concurrently with this proxy statement. The Annual Report does not constitute a part of the proxy solicitation materials.

We will provide without charge to each solicited shareholder a copy of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2016 upon written request. The written request for such exhibits should be directed to KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Edward U. Gilpin, Secretary. Such request must set forth a good faith representation that the requesting party was a beneficial owner of our common stock on the Record Date. The Annual Report with exhibits is also available at no cost through the SEC’s EDGAR database available at www.sec.gov.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 4, 2017: The proxy statement and 2016 annual report are available at www.proxyvote.com.

General Information

Management knows of no other business which may be properly brought before the Meeting. However, if any other matters shall properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. Shareholders may contact the Company by mail to KCAP Financial, Inc., Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or by calling Investor Relations at (212) 455-8300 for directions to attend the Meeting and vote in person.

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the proxy in the enclosed stamped, self-addressed envelope or to vote electronically or by telephone.

By order of the Board.

Edward U. Gilpin
Secretary

APPENDIX A

KCAP FINANCIAL, INC.

2017 EQUITY INCENTIVE PLAN
As Amended and Restated Effective May   , 2017

1. PURPOSE AND CERTAIN DEFINED TERMS

The purpose of this 2017 Equity Incentive Plan, as amended and restated effective May   , 2017 (the “Plan”) is to advance the interests of the Company (as defined below) by providing for the grant to employees and officers of Share-based awards, including without limitation options to acquire Shares (as defined below) and, to the extent permitted by exemptive or other relief that may be granted by the Securities and Exchange Commission (the “Commission”) or its staff, Restricted Shares (as defined below) and options to acquire Restricted Shares (collectively, the “Awards ”). The Plan is the successor to the 2006 Equity Incentive Plan. At all times during such periods as the Company qualifies or intends to qualify as a “business development company” under the Investment Company Act of 1940, as amended (the “1940 Act”), the terms of the Plan shall be construed so as to conform to the share-based compensation requirements applicable to “business development companies” under the 1940 Act. Any employee or officer selected to receive an Award under the Plan is referred to as a “participant.”

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Internal Revenue Code of 1986, as amended (the “Code”), except that in determining eligibility for the grant of an Option by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(l), (2) and (3) of the Code and Treas. Regs.§ 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Board, a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

“Board” means the board of directors of the Company.

“Company” means KCAP Financial, Inc., a Delaware corporation. The Company was formerly known as Kohlberg Capital Corporation.

“Disability” means participant’s inability to perform his or her essential duties, responsibilities and functions of participant’s position with the Company (as determined by the Board in its good faith judgment, consistent with its policies and past practice) as a result of any mental or physical disability or incapacity even with responsible accommodations of such disability or incapacity provided by the Company or if providing such accommodations would be unreasonable.

“Effective Date” means May   , 2017, the date on which this Plan is amended and restated in accordance with a resolution of the Board and approved by a vote of the Company’s shareholders.

“Performance Criteria” or, in the singular, “Performance Criterion,” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. Examples of Performance Criteria (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof) include, but are not limited to: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss. The Board may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Restricted Shares” means an award of Shares for so long as the Shares remain subject to restrictions requiring that they be forfeited to the Company if specified conditions are not satisfied.

“Shares” means the common stock, $.01 par value per share, of the Company.

2. ADMINISTRATION

The Plan shall be administered by the Board unless and until it delegates administration to a committee as provided herein; provided that a “required majority,” as defined in Section 57(o) of the 1940 Act, must approve each issuance of Awards and dividend equivalent rights in accordance with Section 61(a)(3)(A)(iv) of the 1940 Act. The Board shall have discretionary authority, subject to the express provisions of the Plan, (a) to grant Awards to such Eligible Persons (defined below in Section 5 hereof) as the Board may select; (b) to determine the time or times when Awards shall be granted and the number of Shares subject to each Award; (c) to determine the terms and conditions of each Award; (d) to prescribe the form or forms of any instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (e) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and (f) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Subject to Section 9 hereof, the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by him or her under an Award, to waive any condition or provision of an Award, and to amend or cancel any Award (and if an Award is canceled, to grant a new Award on such terms as the Board shall specify), except that the Board may not take any action with respect to an outstanding Award that would adversely affect the rights of the participant under such Award without such participant’s consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Sections 4(d) and 6(i) hereof or by applicable law.

The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee, in which event all references (as appropriate) to the Board hereunder shall be deemed to include such committee.

Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. EFFECTIVE DATE AND TERM OF PLAN

This Plan is effective as of the Effective Date.

No Awards shall be granted under the Plan after the fifth anniversary of the Effective Date, but Awards previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

(a) Number of Shares.  Subject to adjustment as provided in Section 4(d), the aggregate number of Shares that may be the subject of Awards granted under the Plan shall be 2,000,000. If an option Award granted under the Plan terminates without having been exercised in full, or upon exercise is satisfied other than by delivery of Shares, or if any Share Award is repurchased by the Company, the number of Shares as to which such Award was not exercised or which were repurchased shall be available for future grants. Any Shares subject to an Award that are applied towards tax withholding shall not again be available for future grants.

The maximum number of Shares for which any option Award may be granted to any person in any calendar year shall be 1,000,000. The maximum number of Shares that may be granted to any person under other Awards (if any and to the extent permitted under the 1940 Act) in any calendar year shall be 500,000. The foregoing provisions will be construed in a manner consistent with Section 61 of the 1940 Act.

(b) Shares to be Delivered.  Shares delivered under the Plan shall be authorized but unissued Shares, or if the Board so decides in its sole discretion, previously issued Shares acquired by the Company and held in its treasury. Any Shares acquired by the Company will be acquired in accordance with the 1940 Act, including Section 23 of the 1940 Act. No fractional Shares shall be delivered under the Plan.

(c) Limits on Number of Awards.  The combined maximum amount of Restricted Shares that may be issued under the Plan will be 10% of the outstanding Shares on the Effective Date, plus 10% of the number of Shares issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Plan. No one person shall be granted more than 25% of the Restricted Shares reserved for issuance under this Plan. The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any Restricted Shares issued pursuant to the Plan, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options and rights issued to the Company’s directors, officers and employees, together with any Restricted Shares issued pursuant to the Plan, would exceed 15% of the outstanding voting securities of the Company, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any Restricted Shares issued pursuant to the Plan, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company.

(d) Changes in Shares.  In the event of a Share dividend, Share split or combination of Shares, recapitalization, or other change in the Shares, the number and kind of Shares or securities of the Company subject to Awards then outstanding or subsequently granted under the Plan, the exercise price of such Awards, the maximum number of Shares or securities that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

The Board may also adjust the number of Shares subject to outstanding Awards, the exercise price of outstanding Awards, and the terms of outstanding Awards, to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(i)), acquisitions or dispositions of securities or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan; provided, however, that the exercise price of options granted under the Plan will not be adjusted unless the Company receives an exemptive order from the Commission or written confirmation from the staff of the Commission that the Company may do so. References in the Plan to Shares will be construed to include any units, any stock or any other securities resulting from an adjustment pursuant to this Section 4(d).

5. AWARDS; ETC.

Persons eligible to receive Awards under the Plan (“Eligible Persons”) shall be those key employees and officers of the Company and, to the extent permitted by exemptive or other relief that may be granted by the Commission or its staff, employees of wholly-owned consolidated subsidiaries of the Company who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. A subsidiary for purposes of the Plan shall be a corporation, limited liability company or other entity in which the Company owns, directly or indirectly, equity securities possessing 50% or more of the total combined voting power of all classes of equity securities. Notwithstanding the foregoing, in the case of an Award that is an incentive option, an Eligible Person shall only be those employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6. TERMS AND CONDITIONS OF AWARDS

(a) Code Section 409A Exemption.  Except as the Board otherwise determines, no option shall have deferral features, or shall be administered in a manner, that would cause such option to fail to qualify for exemption from Section 409A of the Code. Any option resulting in a deferral of compensation subject to Section 409A of the Code shall be construed to the maximum extent possible, as determined by the Board, consistent with the requirements of Section 409A of the Code.

(b) Exercise Price of Options.  The exercise price of each option shall be determined by the Board. The exercise price of an option will not be less than the current market value of, or if no such market value exists, the current net asset value of, the Shares as determined in good faith by the Board on the date of grant. Current market value shall be the closing price of the Shares on the NASDAQ Global Select Market on the date of grant.

(c) Duration of Options.  An option shall be exercisable during such period or periods as the Board may specify. The latest date on which an option may be exercised (the “Expiration Date”) shall be the date that is ten years from the date the option was granted or such earlier date as may be specified by the Board at the time the option is granted.

(d) Exercise of Options.

(1)	An option shall vest or become exercisable at such time or times and upon such conditions as the Board shall specify. In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option may be exercised regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.
(2)	Any exercise of an option shall be in writing, signed by the proper person and furnished to the Company, accompanied by (i) such documents as may be required by the Board and (ii) payment in full as specified below in Section 6(e) for the number of Shares for which the option is exercised.
(3)	If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

(e) Payment for and Delivery of Shares.  Shares purchased upon exercise of an option under the Plan shall be paid for as follows: (i) in cash, check acceptable to the Company (determined in accordance with such guidelines as the Board may prescribe), or money order payable to the order of the Company, or (ii) if so permitted by the Board (which, in the case of an incentive option, shall specify such method of payment at the time of grant) and to the extent permitted by the 1940 Act and otherwise legally permissible, (A) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) by any combination of the permissible forms of payment.

(f) Delivery of Shares.  A participant shall not have the rights of a Shareholder with regard to Awards under the Plan except as to Shares actually received by him or her under the Plan. For this purpose, Shares are received by a participant on the date of record issuance of such Shares in the books of the Company or the issuance to participant of a stock certificate with respect to such Shares.

(g) Dividend Equivalents, Etc.  To the extent permitted under the 1940 Act, the Board may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Shares subject to an Award; provided, however, that such grants must be approved by order of the Commission.

(h) Nontransferability of Awards.  No option, Share, or other Award may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime an Award may be exercised only by him or her.

(i) Mergers, etc.  To the extent permitted under the 1940 Act and except as otherwise provided in an Award agreement or an employment agreement between the participant and the Company or an Affiliate, the following provisions shall apply in the event of a Covered Transaction (as defined below).

(1)	Subject to subparagraph (2) below, all outstanding Awards requiring exercise will terminate and cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the Covered Transaction (as defined in subparagraph (3) herein), provided that the Board may in its sole discretion on or prior to the effective date of the Covered Transaction take any (or any combination of) the following actions: (i) make any outstanding option exercisable in full, (ii) remove any performance or other conditions or restrictions on any Award and (iii) in the event of a Covered Transaction under the terms of which holders of the Shares of the Company will receive upon consummation thereof a payment for each such Share surrendered in the Covered Transaction (whether cash, non-cash or a combination of the foregoing), make or provide for a payment (with respect to some or all of the Awards), to the participant equal in the case of each affected Award to the difference between (A) the fair market value of a Share times the numbers of Shares subject to such outstanding Award (to the extent then exercisable at prices not in excess of the fair market value) and (B) the aggregate exercise price of all Shares subject to such outstanding Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Shares) and other terms, and subject to such conditions, as the Board determines; or
(2)	With respect to an outstanding Award held by a participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or any affiliate of such an entity, the Board may at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in subparagraph (1) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such participant outstanding hereunder or grant a replacement Award which, in the judgment of the Board is substantially equivalent to any Award being replaced.
(3)	For purposes of this Section 6(i), a “Covered Transaction” is a (i) Share sale, consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding Shares by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(j) No Grants in Contravention of the 1940 Act.  At all times during such periods as the Company qualifies or intends to qualify as a “business development company,” no Award may be granted under the Plan if the grant or terms of such Award would cause the Company to violate Section 61 of the 1940 Act (or any other provision of the 1940 Act applicable to “business development companies”), and, if approved for grant, such an Award will be void and of no effect.

(k) Tax Withholding.  The delivery of any Shares, or the lifting or lapse of restrictions on any Award, shall be subject to the participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. A participant may satisfy such obligation(s) in whole or in part, by (i) delivering to the Company a check for the amount required to be withheld, or (ii) if permitted under the 1940 Act and as the Board in its sole discretion approves in any specific or general case, having the Company withhold Shares issuable to the participant under the Plan or delivering to the Company already-owned Shares, in either case having a fair market value equal to the amount required to be withheld, as determined by the Company. In addition, to the extent that the Company so chooses, the Company can hold back 100% of the participant’s compensation earned after such obligations arose and such held back amount shall be applied by the Company to satisfy such obligations.

(l) Cancellation and/or Repayment.  All Awards hereunder shall be subject to any executive compensation policies adopted by the Company regarding Award cancellation and/or repayment upon financial restatements or other events, hedging, and similar matters, as established or modified from time to time.

7. TERMINATION OF EMPLOYMENT

(a) Unless the Board expressly provides otherwise, and except as otherwise provided in an Award agreement or an employment agreement between the participant and the Company or an Affiliate, immediately upon the cessation of the participant’s employment or services an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited (and, in the case of an Award of Restricted Shares, such unvested Restricted Shares will be transferred to, and reacquired by, the Company), except that:

(1)	subject to (2) and (3) below, all vested options held by the participant immediately prior the cessation of the participant’s employment, to the extent then exercisable, will remain exercisable for the less of (i) a period of 90 days or (ii) the period ending on the latest date on which such option could have been exercised without regard to this Section 7(a)(l), and will thereupon terminate;
(2)	all vested options held by a participant immediately prior to the participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the 180 day period ending following the participant’s death or (ii) the period ending on the latest date on which such option could have been exercised without regard to this Section 7(a), and will thereupon terminate;
(3)	all options (whether or not vested) held by a participant immediately prior to the cessation of the participant’s employment or “Cause” will immediately terminate; for this purpose “Cause” shall have the same meaning as provided in the employment agreement between the participant and the Company or its Affiliate, provided that if the participant is not a party to any such agreement, “Cause” shall mean the participant’s repeated material failure to perform (other than by reason of Disability), or gross negligence in the performance of, participant’s duties and responsibilities to the Company or any of its Affiliates which failure is not cured within thirty (30) days after written notice of such failure or negligence is delivered to participant; (ii) participant’s material breach of any written employment agreement between participant and the Company or any of its Affiliates which breach is not cured within thirty (30) days after written notice of such breach is delivered to participant; (iii) commission by participant of a felony involving moral turpitude or fraud with respect to the Company or any of its Affiliates; (iv) participant being sanctioned by a federal or state government or agency with violations of federal or state securities laws in any judicial or administrative process or proceeding, or having been found by any court to have committed any such violation; or (v) participant’s failure to comply with (A) any material Company policy, including without limitation, all Company Codes of Ethics, policies, procedures and handbooks, applicable to such participant or (B) any legal or regulatory obligations or requirements of participant, including, without limitation, failure of participant to provide any certifications as may be required by law which is not cured within thirty (30) days after written notice of such violation is delivered to participant. and
(4)	Except as otherwise provided in an Award, after completion of the 90-day (or 180-day) period, such Awards shall terminate to the extent not previously exercised, expired, or terminated.

No option shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.

(b) In particular but not in limitation of the foregoing, the Board may provide in the case of any Award for post-termination exercise provisions different from those expressly set forth in this Section 7, including without limitation terms allowing a later exercise by a former employee (or, in the case of a former employee who is deceased, the person or persons to whom the Award is transferred by will or the laws of descent and distribution) as to all or any portion of the Award not exercisable immediately prior to termination of employment or other service, but in no case may an Award be exercised after the Expiration Date.

8. EMPLOYMENT RIGHTS

Neither the adoption of the Plan nor the grant of Awards shall confer upon any participant any right to continue as an employee of the Company, its parent, or any subsidiary or affect in any way the right of the Company, its parent, or a subsidiary to terminate the participant’s relationship at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company to the participant by contract or otherwise.

9. DISCONTINUANCE, CANCELLATION, AMENDMENT, AND TERMINATION

The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided that, except as otherwise expressly provided in the Plan the Board may not, without the participant’s consent, alter the terms of an Award so as to affect adversely the participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon Shareholder approval only to the extent, if any, such approval is required by law (including the Code), as determined by the Board.

10. LIMITATION OF LIABILITY

Notwithstanding anything to the contrary in the Plan, neither the Company, any subsidiary, nor the Board, nor any person acting on behalf of the Company, any subsidiary, or the Board, shall be liable to any participant or to the estate or beneficiary of any participant or to any other holder of an option by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an option to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 10 shall limit the ability of the Board to provide by separate express written agreement with a participant for a gross-up payment or other payment in connection with any such tax or additional tax.

11. WAIVER OF JURY TRIAL

By accepting an Award under the Plan, each participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

12. LEGAL CONDITIONS ON DELIVERY OF SHARES

The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Shares are at the time of delivery listed on any stock exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the certificates pending lapse of the applicable restrictions.

13. APPLICABLE LAW

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

APPENDIX B

KCAP FINANCIAL, INC.
2017 NON-EMPLOYEE DIRECTOR PLAN
As Amended and Restated May   , 2017

1. Purpose and Certain Defined Terms

The purpose of this 2017 Non-Employee Director Plan, as amended and restated May   , 2017 (the “Plan”) is to advance the interests of the Company (as defined below) by providing for the grant to Non-Employee Directors (as defined below) of Restricted Shares (as defined below) (the “Awards”) to the extent permitted by exemptive or other relief that may be granted by the Securities and Exchange Commission (the “Commission”). The Plan is an amendment and restatement of the 2008 Non-Employee Director Plan as adopted on February 5, 2008 (the “Prior Plan ”), and was previously amended and restated effective June 10, 2011 and June 20, 2014. At all times during such periods as the Company qualifies or intends to qualify as a “business development company” under the Investment Company Act of 1940, as amended (the “1940 Act”), the terms of the Plan shall be construed so as to conform to the share-based compensation requirements applicable to “business development companies” under the 1940 Act. Any Non-Employee Director selected to receive an Award under the Plan is referred to as a “participant.”

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Board” means the board of directors of the Company.

“Company” means KCAP Financial, Inc., a Delaware corporation. The Company was formerly known as Kohlberg Capital Corporation.

“Effective Date” means May   , 2017, the date on which this Plan is amended and restated in accordance with a resolution of the Board and approved by a vote of the Company’s shareholders.

“Executive Compensation Plans” means the Plan, together with any Company executive compensation plan that did, does, or may in the future, exist.

“Non-Employee Director” means any director of the Company who is not an employee or officer of the Company.

“Restricted Shares” means an award of Shares for so long as the Shares remain subject to restrictions requiring that they be forfeited to the Company if specified conditions are not satisfied.

“Shares” means the common stock, $.01 par value per share, of the Company.

“Shareholders” means the shareholders of the Company.

2. Administration

The Plan shall be administered by the Board unless and until it delegates administration to a committee as provided herein. The Board shall have discretionary authority, subject to the express provisions of the Plan, (a) subject to Section 9(b), to grant Awards to such Eligible Persons (defined below in Section 5 hereof) as the Board may select; (b) to prescribe the form or forms of any instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Subject to Section 9(a) hereof, the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by him or her under an Award, to waive any condition or provision of an Award, and to amend or cancel any Award (and if an Award is canceled, to grant a new Award on such terms as the Board shall specify), provided that the Board may not take any action with respect to an outstanding Award that would adversely affect the rights of the participant under such Award without such participant’s consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Sections 4(d) and 6(e) hereof or by applicable law.

The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee, in which event all references (as appropriate) to the Board hereunder shall be deemed to include such committee.

Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. Effective Date and Term of Plan

The Plan is effective as of the Effective Date. For the avoidance of doubt, all option Awards made under the Prior Plan as in force prior to the Effective Date are governed in all respects by the terms of the Prior Plan and shall be construed accordingly.

No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date, but Awards previously granted may extend beyond that date.

4. Shares Subject to the Plan

(a) Number of Shares.  Subject to adjustment as provided in Section 4(d), the aggregate number of Shares that may be the subject of Awards granted under the Plan shall be 100,000. If any Restricted Share Award granted under the Plan is forfeited, the number of Shares as to which such Restricted Share Award was granted shall be available for future grants.

(b) Shares to be Delivered.  Shares delivered under the Plan shall be authorized but unissued Shares, or if the Board so decides in its sole discretion, previously issued Shares acquired by the Company and held in its treasury. Any Shares acquired by the Company will be acquired in accordance with the 1940 Act, including Section 23 of the 1940 Act. No fractional Shares shall be delivered under the Plan.

(c) Limits on Number of Awards.  The maximum amount of Restricted Shares that may be issued under the Executive Compensation Plans will be 10% of the outstanding Shares on the Effective Date, plus 10% of the number of Shares issued or delivered by the Company (other than pursuant to the Executive Compensation Plans) during the term of the Plan. No one person shall be granted more than 25% of the Restricted Shares reserved for issuance under this Plan. The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any Restricted Shares issued pursuant to the Executive Compensation Plans, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company (excluding the Restricted Shares), except that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options and rights issued to the Company’s directors, officers and employees (not including any warrants, options or rights issued to Shareholders of the Company generally), together with any Restricted Shares issued pursuant to the Executive Compensation Plans, would exceed 15% of the outstanding voting securities of the Company (excluding the Restricted Shares), then the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any Restricted Shares issued pursuant to the Executive Compensation Plans, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company (excluding the Restricted Shares).

(d) Changes in Shares.  In the event of a Share dividend, Share split or combination of Shares, recapitalization, or other change in the Shares, the number and kind of Shares or securities of the Company subject to Awards then outstanding or subsequently granted under the Plan, the maximum number of Shares that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

The Board may also adjust the number of Shares subject to outstanding Awards and the terms of outstanding Awards, to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(e)), acquisitions or dispositions of securities or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan. References in the Plan to Shares will be construed to include any units, any stock or any other securities resulting from an adjustment pursuant to this Section 4(d).

5. Eligibility for Awards

Persons eligible to receive Awards under the Plan (“Eligible Persons”) shall be Non-Employee Directors.

6. Terms and Conditions of Awards

(a) Awards.  Each Award shall contain such terms and conditions as the Board shall deem appropriate. No Awards of Restricted Shares shall be granted prior to the Effective Date.

(b) Amounts; Vesting of Awards.

(1)	Subject to Section 9(b), on and after the Effective Date, each Non-Employee Director who is a director of the Company on the date of each annual meeting of Shareholders or meeting in lieu of the annual meeting of Shareholders, shall automatically be granted 1,000 Restricted Shares on the date of each such annual meeting of Shareholders during the term of the Plan, or if no such meeting be held in a year, then on the anniversary of the prior annual meeting or meeting in lieu of the annual meeting. Such Awards shall immediately vest as to one-half of the Restricted Share grant and as to the remaining one-half of the Restricted Share grant on the earlier of (i) the first anniversary of such grant, or (ii) the date immediately preceding the next annual meeting of Shareholders (or meeting in lieu of the annual meeting of Shareholders), provided that the participant is then and since the date of grant has continuously been a Non-Employee Director (subject to Section 7 hereof).
(2)	Subject to Section 9(b), on and after the Effective Date, a Non-Employee Director who is appointed to serve on the Board outside of the annual election cycle shall automatically be granted a pro rata portion of the Restricted Share Award on the date of such appointment to the Board (i.e., such Non-Employee Director will receive a grant of Restricted Shares equal to the product of (x) the number of full months, if any, remaining until the next annual meeting of Shareholders (or the next annual meeting in lieu of the annual meeting of Shareholders) divided by twelve and (y) 1,000). One-half of such pro rata grant will vest immediately and the remaining one-half of such pro rata grant will vest on the earlier of (i) the first anniversary of the preceding annual meeting of Shareholders (or the preceding meeting in lieu of the annual meeting of Shareholders), or (ii) the date immediately preceding the next annual meeting of Shareholders (or meeting in lieu of the annual meeting of Shareholders), provided that the participant is then and since the date of such pro-rata grant has continuously been a Non-Employee Director (subject to Section 7 hereof).

(c) Rights as Shareholder.  A participant shall not have the rights of a Shareholder with regard to an Award under the Plan except as to Shares actually received by him or her under the Plan. For this purpose, Shares are received by a participant on the date of record issuance of such Shares in the books of the Company or the issuance to participant of a stock certificate with respect to such Shares.

(d) Nontransferability of Awards.  No unvested Restricted Shares may be transferred. Vested Restricted Shares may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

(e) Mergers, Etc.  To the extent permitted under the 1940 Act, the following provisions shall apply in the event of a Covered Transaction (as defined below).

(1)	Subject to subparagraph (2) below, all outstanding Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the Covered Transaction (as defined in subparagraph (3) herein), provided that the Board may in its sole discretion on or prior to the effective date of the Covered Transaction remove any conditions or restrictions on any Award; or
(2)	With respect to an outstanding Award held by a participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or any affiliate of such an entity, the Board may at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in subparagraph (1) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such participant outstanding hereunder or grant a replacement Award which, in the judgment of the Board is substantially equivalent to any Award being replaced.
(3)	For purposes of this Section 6(e), a “Covered Transaction” is a (i) Share sale, consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding Shares by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(f) Compliance with Law; Commission Approval.  At all times during such periods as the Company qualifies or intends to qualify as a “business development company,” no Award may be granted under the Plan if the grant or terms of such Award would cause the Company to violate any provision of the 1940 Act applicable to “business development companies,” and, if approved for grant, such an Award will be void and of no effect. Subject to Section 9(b), the grants of Awards under the Plan will be automatic and will not be changed without shareholder approval.

7. Termination of Continuous Service

Unless the Board expressly provides otherwise, immediately upon the cessation of the participant’s service as a Non-Employee Director (unless upon such termination or within 90 days thereafter the participant becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director) all Awards, to the extent not already vested, will be forfeited. If a participant ceases providing services as a Non-Employee Director but within 90 days of such cessation becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director, such participant shall vest in any unvested Restricted Shares on the later of (i) the next annual shareholders meeting (in accordance with Section 6(b) hereof) or (ii) the date on which such participant becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director.

8. Rights

Neither the adoption of the Plan nor the grant of Awards shall confer upon any participant any right to continue as a Non-Employee Director (or in any other capacity) of the Company, its parent, or any subsidiary or affect in any way the right of the Company, its parent, or a subsidiary to terminate the participant’s relationship at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company to the participant by contract or otherwise.

9. Discontinuance, Cancellation, Amendment, and Termination; Board Review

(a) The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided that, except as otherwise expressly provided in the Plan the Board may not, without the participant’s consent, alter the terms of an Award so as to affect adversely the participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon approval of Shareholders and the Commission only to the extent, if any, such approval is required by law (including the Internal Revenue Code of 1986, as amended), as determined by the Board.

(b) The Board shall review the Plan from time to time and at least annually, its reviews to include an assessment of the potential impact that Awards made or scheduled to be made under the Plan may have on the Company’s earnings and net-asset value per Share. The Board is authorized to take appropriate steps to ensure that the granting of Awards would not have an effect contrary to the interests of Shareholders, including the authority to limit or eliminate the automatic granting of additional Awards pursuant to Section 6(b). The Board shall maintain adequate records of any reviews conducted pursuant to this Section 9(b). For the avoidance of doubt, any action by the Board pursuant to this Section 9(b) that would affect an already outstanding Award shall, to that extent, be subject to the limitations of Section 9(a).

10. Waiver of Jury Trial

By accepting an Award under the Plan, each participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

11. Legal Conditions on Delivery of Shares

The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Shares are at the time of delivery listed on any stock exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the Company may require, as a condition to the delivery of or removal of restriction from the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the certificates pending lapse of the applicable restrictions.

12. Applicable Law

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

KCAP FINANCIAL, INC
ATTN: AMANDA KELLY
295 MADISON AVENUE, 6TH FLOOR
NEW YORK, NY 10017

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Albert G. Pastino   02 C. Michael Jacobi

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
5 To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000316897_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

KCAP FINANCIAL, INC
Annual Meeting of Shareholders
May 4, 2017 9:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Dayl W. Pearson and Edward U. Gilpin, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of KCAP FINANCIAL, INC. that the shareholder(s) is/are entitled to vote at the 2017 Annual Meeting of shareholder(s) to be held at 9:30 AM, EDT on May 4, 2017, at 295 Madison Ave, 6th Floor, New York, New York 10017, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with The Board of Directors' recommendations.

Continued and to be signed on reverse side

0000316897_2 R1.0.1.15